SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC 20549


                                   FORM 8-K

                               CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):  April 24, 1998

                               Fluke Corporation
             (Exact Name of Registrant as Specified in Charter)

           Washington               1-5590            91-0606624
(State of Other Jurisdiction     (Commission        (IRS Employer
      of Incorporation)          File Number)    (Identification Number)

6920 Seaway Boulevard, Everett, Washington             98203
 (Address of Principal Executive Offices)            (Zip Code)

Registrant's telephone number, including area code   (425) 347-6100


Item 2.  Acquisition or Disposition of Assets.

After the close of the market on April 24, 1998, Fluke Corporation entered into a definitive agreement with Danaher Corporation in which Fluke Corporation will become a wholly-owned subsidiary of Danaher
Corporation.   The companies jointly issued the news release, attached
as
Exhibit 99.1 and incorporated herein, regarding the agreement.


Item 7.  Exhibits

7.1 Agreement and Plan of Merger dated as of April 24, 1998 among Danaher Corporation,Falcon Acquisition Corp. and Fluke Corporation

7.2   Stock Option Agreement dated April 24, 1998 between Fluke
      Corporation and Danaher Corporation

7.3 Stockholders Support Agreement dated as of April 24, 1998 by and among Danaher Corporation, David L. Fluke, John M. Fluke, Jr. and Fluke Capital and Management Services Company

7.4 Stockholders Support Agreement dated as of April 24, 1998 by and among Danaher Corporation and Stockholders

99.1 Press Release dated April 27, 1998 issued by Danaher Corporation and Fluke Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 Fluke Corporation
                                                 (Registrant)


Date  4/27/98                         By  /s/ Douglas G. McKnight
                                          Douglas G. McKnight
                                          Vice President, General
                                          Counsel and Corporate
                                          Secretary

                      AGREEMENT AND PLAN OF MERGER
                       Dated as of April 24, 1998
                                 Among
                           DANAHER CORPORATION,
                         FALCON ACQUISITION CORP.
                                  And
                           FLUKE CORPORATION


TABLE OF CONTENTS
                               ARTICLE I
                               The Merger
SECTION 1.1.      The Merger
SECTION 1.2.      Closing
SECTION 1.3.      Effective Time
SECTION 1.4.      Effects of the Merger
SECTION 1.5.      Certificate of Incorporation and By-laws
SECTION 1.6.      Directors
SECTION 1.7.      Officers
                               ARTICLE II

             Effect of the Merger on the Capital Stock of the
            Constituent Corporations; Exchange of Certificates
SECTION 2.1.      Effect on Capital Stock
SECTION 2.2.      Exchange of Certificates
                               ARTICLE III
                      Representations and Warranties
SECTION 3.1.      Representations and Warranties of the Company
SECTION 3.2.      Representations and Warranties of Parent and Sub
                               ARTICLE IV
                Covenants Relating to Conduct of Business
SECTION 4.1.      Conduct of Business
SECTION 4.2.      No Solicitation
                               ARTICLE V
                       Additional Agreements

SECTION 5.1. Preparation of Form S-4 and the Proxy Statement; Stockholders' Meeting
SECTION 5.2.      Access to Information; Confidentiality
SECTION 5.3.      Reasonable Efforts; Notification
SECTION 5.4.      Stock Option Plans
SECTION 5.5.      Benefit Plans and Employee Matters
SECTION 5.6.      Indemnification, Exculpation and Insurance
SECTION 5.7.      Letters of Accountants
SECTION 5.8.      Fees and Expenses
SECTION 5.9.      Public Announcements
SECTION 5.10.     Affiliates; Accounting and Tax Treatment
SECTION 5.12.     State Takeover Laws
SECTION 5.13.      Coordination of Dividends
                               ARTICLE VI
                          Conditions Precedent
SECTION 6.1.      Conditions to Each Party's Obligations to Effect the
                  Merger
SECTION 6.2.      Additional Conditions to Obligations of Parent and Sub
SECTION 6.3.      Additional Conditions to Obligations of the Company
                               ARTICLE VII
                   Termination, Amendment and Waiver
SECTION 7.1.      Termination
SECTION 7.2.      Effect of Termination
SECTION 7.3.      Amendment
SECTION 7.4.      Extension; Waiver
SECTION 7.5.      Procedure for Termination, Amendment, Extension or
                  Waiver
                               ARTICLE VIII
                            General Provisions
SECTION 8.1.      Nonsurvival of Representations and Warranties
SECTION 8.2.      Notices
SECTION 8.3.      Definitions
SECTION 8.4.      Interpretation
SECTION 8.5.      Counterparts
SECTION 8.6.      Entire Agreement; No Third-Party Beneficiaries
SECTION 8.7.      Governing Law
SECTION 8.8.      Assignment
SECTION 8.9.      Enforcement
EXHIBIT 5.10        FORM OF AFFILIATE LETTER

AGREEMENT AND PLAN OF MERGER, dated as of April 24, 1998, among DANAHER CORPORATION, a Delaware corporation ("Parent"), FALCON ACQUISITION CORP., a Washington corporation ("Sub") and a direct wholly owned subsidiary of Parent, and FLUKE CORPORATION, a Washington corporation (the "Company").
           WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have approved the merger of Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Washington Business Corporation Act (the "BCA"), whereby each issued and outstanding share of Company Common Stock (as defined in Section 3.1(c)) other than shares to be canceled in accordance with Section 2.1(b), will be converted into the right to receive shares of common stock, par value $.01 per share, of Parent ("Parent Common Stock");
           WHEREAS, in connection with the execution of this Agreement, Parent and the Company are entering on the date hereof into a stock option agreement, with the Company as issuer and Parent as Grantee (the "Stock Option Agreement");
           WHEREAS, the Merger requires the approval of the holders of two-thirds of the votes which the outstanding shares of the Company Common Stock are entitled to cast on such matter voting as a single class (the "Company Stockholder Approval");
           WHEREAS, concurrently with the execution of this Agreement and as an inducement to Parent to enter into this Agreement, certain significant stockholders of the Company are entering into agreements with Parent (collectively, the "Stockholder Support Agreements") pursuant to which each such significant stockholder has, among other things, agreed to vote his shares of Company Common Stock in favor of the Merger;
           WHEREAS, Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;
           WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Sections 368(a)(1)(A) and (a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code"); and
           WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a "pooling-of-interests";
           NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:
                               ARTICLE I
                               THE MERGER

           SECTION 1.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the BCA, Sub shall be merged with and into the Company at the Effective Time (as hereinafter defined). Following the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of the Company and of Sub in accordance with the BCA.
           SECTION 1.2. Closing. The closing of the Merger will take place at 10:00 a.m. on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VI (the "Closing Date"), at the offices of Wachtell, Lipton, Rosen & Katz, New York, New York, unless another time, date or place is agreed to in writing by the parties hereto.
           SECTION 1.3. Effective Time. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, the parties shall file articles of merger or other appropriate documents (in any such case, the "Articles of Merger") executed in accordance with the relevant provisions of the BCA and shall make all other filings or recordings required under the BCA. The Merger shall become effective at such time as the Articles of Merger are duly filed with the Washington Secretary of State, or at such other time as Sub and the Company shall agree should be specified in the Articles of Merger (the date and time of such filing, or such later date or time as may be set forth therein, being the "Effective Time").
           SECTION 1.4. Effects of the Merger. The Merger shall have the effects set forth in Section 11.060 of the BCA.
           SECTION 1.5. Certificate of Incorporation and By-laws. (a) The certificate of incorporation of Sub as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation (except that such certificate of incorporation shall be amended at the Effective Time to provide that the name of the Surviving Corporation shall be "FLUKE CORPORATION"), until thereafter changed or amended as provided therein or by applicable law.
           (b) The by-laws of Sub as in effect at the Effective Time shall be the by-laws of the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable law.
           SECTION 1.6. Directors. The directors of Sub at the Effective Time shall continue as the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.
           SECTION 1.7. Officers. The officers of the Company immediately prior to the Effective Time shall become the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.
                               ARTICLE II

            EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
           CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

           SECTION 2.1. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Sub, the Company, or the holders of any shares of Company Common Stock or any shares of capital stock of Sub:
           (a) Capital Stock of Sub. Each share of the capital stock of Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one fully paid and nonassessable share of common stock of the Surviving Corporation.
           (b) Cancellation of Treasury Stock and Parent Owned Stock. Each share of Company Common Stock that is owned by the Company or by any subsidiary of the Company and each share of Company Common Stock that is owned by Parent, Sub or any other subsidiary of Parent immediately prior to the Effective Time shall automatically be canceled and retired without any conversion thereof and no consideration shall be delivered with respect thereto.
           (c) Conversion of Common Stock. Each share of Company Common Stock issued and outstanding as of the Effective Time, other than Dissenting Shares (as hereinafter defined) and shares to be canceled in accordance with Section 2.2(b), shall be converted, subject to Section
2.2 (e), into the right to receive 0.45239 (the "Exchange Ratio") of a share of Parent Common Stock. If, prior to the Effective Time, Parent should split or combine the Parent Common Stock, or pay a stock dividend or other stock distribution in Parent Common Stock, then the Exchange Ratio will be appropriately adjusted to reflect such split, combination, dividend or other distribution. (Without limiting the foregoing, in the event the previously announced two-for-one stock split proposed by Parent is approved by the shareholders of Parent and effected prior to the Effective Time, the Exchange Ratio shall be equal to 0.90478.)
           As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent the right to receive a certificate representing the shares of Parent Common Stock into which such Company Common Stock was converted in the Merger. The holders of such certificates previously evidencing such shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock as of the Effective Time except as otherwise provided herein or by law. Such certificates previously representing shares of Company Common Stock shall be exchanged for certificates representing whole shares of Parent Common Stock issued in consideration therefor upon the surrender of such certificates in accordance with the provisions of Section 2.2, without interest. No fractional share of Parent Common Stock shall be issued, and, in lieu thereof, a cash payment shall be made pursuant to Section 2.2(e).
           SECTION 2.2. Exchange of Certificates. (a) Exchange Agent. Prior to the Effective Time, Parent shall enter into an agreement with such bank or trust company as may be designated by Parent and as shall be reasonably satisfactory to the Company (the "Exchange Agent"), and as contemplated by such agreement, Parent shall deposit, or shall cause to be deposited, with the Exchange Agent as of the Effective Time (or otherwise when requested by the Exchange Agent from time to time in order to effect any exchange pursuant to this Section 2.2), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article II through the Exchange Agent, certificates representing the shares of Parent Common Stock issuable pursuant to Section 2.1 in exchange for outstanding shares of Company Common Stock (such certificates representing shares of Parent Common Stock, together with any dividends or distributions with respect thereto, being collectively referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Parent Common Stock contemplated to be issued pursuant to Section 2.1 out of the Exchange Fund. Except as contemplated by Section 2.2(e), the Exchange Fund shall not be used for any other purpose.
           (b) Exchange Procedure. As soon as reasonably practicable after the Effective Time, Parent shall instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates") (other than Dissenting Shares), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and which shall be in a customary form) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate evidencing that number of whole shares of Parent Common Stock which such holder has the right to receive in respect of the shares of Company Common Stock formerly evidenced by such Certificate (after taking into account all shares of Company Common Stock then held of record by such holder), cash in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.2(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.2(c), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate, accompanied by all documents required to evidence and effect such transfer, shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the issuance of shares of Parent Common Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Certificate evidencing whole shares of Parent Common Stock, cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.2(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.2(c). No interest will be paid or will accrue on any cash payable pursuant to Section 2.2(c) or 2.2(e).
           (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(e), in each case until the surrender of such Certificate in accordance with this
Article II. Subject to the effect of applicable escheat laws, following surrender of such Certificate, there shall be paid to the holder of the Certificate representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.2(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.
           (d) No Further Ownership Rights in Company Stock. All shares of Parent Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article II (including any cash paid pursuant to Section 2.2(c) or 2.2(e)) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such Certificates, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on such shares of Company Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time and have not been paid prior to surrender. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registrations of transfers of shares of Company Common Stock thereafter on the records of the Company. If, after the Effective Time, Certificates are presented to the Surviving Corporation, Parent or the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this
Article II.
           (e) No Fractional Shares. (i) No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent.
      (ii)   As promptly as practicable following the Effective
Time, Parent shall instruct the Exchange Agent to determine the excess of (x) the number of full shares of Parent Common Stock delivered to the Exchange Agent by Parent pursuant to Section
2.2(a) over (y) the aggregate number of full shares of Parent
Common Stock to be distributed to holders of Certificates pursuant to Section 2.2(b) (such excess being herein called the "Excess
Shares"). As soon after the Effective Time as practicable, the Exchange Agent, as agent for such holders of Certificates, shall sell the Excess Shares at the then prevailing prices on The New
York State Exchange ("NYSE"), all in the manner provided in paragraph (iii) of this Section 2.2(e).
      (iii) The sale of the Excess Shares by the Exchange Agent shall be executed on the NYSE and shall be executed in round lots to the extent practicable. Until the net proceeds of such sale or sales have been distributed to such holders of Certificates, the Exchange Agent will hold such proceeds in trust for such holders of Certificates (the "Trust"). Parent shall pay all commissions, transfer taxes and other out-of-pocket transaction costs of the Exchange Agent incurred in connection with such sale or sales of Excess Shares. In addition, Parent shall pay the Exchange Agent's compensation and expenses in connection with such sales. The
Exchange Agent shall determine the portion of the Trust to which each holder of one or more Certificates shall be entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Trust by a fraction the numerator of which is the amount of the fractional share interest to which such holder of Certificates is entitled (after taking into account all shares of Company
Common Stock held of record immediately prior to the Effective
Time by such holder) and the denominator of which is the aggregate amount of fractional share interests to which all holders of Certificates are entitled.
      (iv) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Certificates with respect to any fractional share interests, the Exchange Agent shall promptly pay such amounts to such holders of Certificates subject to and in accordance with the terms of Section 2.2(c).
           (f) Termination of Exchange Fund and Trust. Any portion of the Exchange Fund and Trust that remains undistributed to the holders of Certificates for six months after the Effective Time shall be delivered to Parent, upon demand, and any holders of Certificates who have not theretofore complied with this Article II shall thereafter look only to Parent for the shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock to which they are entitled.
           (g) No Liability. None of Parent, Sub, the Company or the Exchange Agent shall be liable to any holder of shares of Company Common Stock for any shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund or the Trust delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.
           (h) Withholding Rights. Parent or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Certificates such amounts as Parent or the Exchange Agent, as the case may be, is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Certificates in respect of which such deduction and withholding shall have been made by Parent or the Exchange Agent.
           (i) Investment of Exchange Fund and Trust. The Exchange Agent shall invest any cash included in the Exchange Fund and the Trust, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent.
           (j) Dissenting Stockholders. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock which are issued and outstanding immediately prior to the Effective Time and which are held by stockholders who did not vote in favor of the adoption of this Agreement, who are entitled to demand the fair value of such shares of Company Common Stock under Sections 13.020 through 13.260 of the BCA, and who comply with all of the relevant provisions of such Sections (the "Dissenting Shares") shall not be converted into or be exchangeable for the right to receive Parent Common Stock (unless and until such holders shall have failed to perfect or shall have effectively withdrawn or lost their dissenters' rights under the BCA), but shall instead be entitled to all applicable dissenters' rights as are prescribed by the BCA. If any such holder shall have failed to perfect or shall have effectively withdrawn or lost such dissenters' rights, such holder's shares of Company Common Stock shall thereupon be converted into and become exchangeable for the right to receive, as of the Effective Time, Parent Common Stock, without any interest thereon. The Company shall give Parent (i) prompt notice of any written demands for payment for any Company Common Stock under Section 13.210 of the BCA, attempted withdrawals of such demands, and any other instruments served pursuant to the BCA and received by the Company relating to dissenters' rights, and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to the exercise of dissenters' rights under the BCA. The Company shall not, except with the prior written consent of the Parent, voluntarily make any payment with respect to any demands for payment for Company Common Stock under the BCA, offer to settle or settle any such demands or approve any withdrawal of any such demands.
                               ARTICLE III
                     REPRESENTATIONS AND WARRANTIES

           SECTION 3.1. Representations and Warranties of the Company. Except as disclosed by specific reference to the Disclosure Schedule delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule"), the Company represents and warrants to Parent and Sub as follows:
           (a) Organization, Standing and Corporate Power. The Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate power and authority to carry on its business as now being conducted. The Company and each of its subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect on the Company. The Company has made available to Parent complete and correct copies of its certificate of incorporation and by-laws and the certificates of incorporation and by-laws or other organizational documents of its Material Subsidiaries, in each case as amended to the date of this Agreement. For purposes of this Agreement, "Material Subsidiary" means each subsidiary of the Company designated as a Material Subsidiary in Schedule 3.1(b)(i) of the Company Disclosure Schedule.
           (b) Subsidiaries. Schedule 3.1(b)(i) of the Company Disclosure Schedule lists each subsidiary of the Company and its jurisdiction of incorporation or organization. All the outstanding shares of capital stock of each such subsidiary have been validly issued and are fully paid and nonassessable and are owned by the Company, by another subsidiary of the Company or by the Company and another such subsidiary, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"). Except for the capital stock of its subsidiaries, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture or other entity.
           (c) Capital Structure. The authorized capital stock of the Company consists of 40,000,000 shares of Common Stock, $.25 par value (the "Company Common Stock") and 2,000,000 shares of preferred stock, $.25 par value. At the close of business on April 22, 1998, (i) 18,275,747 shares of Company Common Stock and no shares of preferred stock were issued and outstanding, (ii) there were no shares of Company Common Stock held by the Company in its treasury and (iii) 2,907,019 shares of Company Common Stock were reserved for issuance upon exercise of outstanding Stock Options (as defined in Section 5.4). Each share of Company Common Stock carries with it a common share purchase right (a "Right") issued pursuant to the Rights Agreement, dated as of July 11, 1988, and amended and restated on April 25, 1997, between the Company and Continental Stock Transfer and Trust Company, as Rights Agent (the "Rights Agreement"), which entitles the holder thereof to purchase, on the occurrence of certain events, Company Common Stock. Except as set forth above, at the close of business on April 22, 1998, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. Since April 22, 1998, (x) no shares of Common Stock have been issued except pursuant to Stock Options outstanding on April 22, 1998, and (y) no new Stock Options have been issued. There are no outstanding stock appreciation rights of the Company which were not granted in tandem with a related Stock Option and no outstanding limited stock appreciation rights or other rights to redeem for cash options or warrants of the Company. All outstanding shares of capital stock of the Company are, and all shares which may be issued upon the exercise of Stock Options will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except for the Stock Options described above, as of the date of this Agreement, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its subsidiaries is a party or by which any of them is bound obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or of any of its subsidiaries or obligating the Company or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock (or options to acquire any such shares) of the Company or any of its subsidiaries. There are no agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any person is or may be entitled to receive any payment based on the revenues, earnings or financial performance of the Company or any of its subsidiaries or assets or calculated in accordance therewith (other than ordinary course commissions to sales representatives of the Company based upon revenues generated by them without augmentation as a result of the transactions contemplated hereby) or to cause the Company or any of its subsidiaries to file a registration statement under the Securities Act of 1933 or which otherwise relate to the registration of any securities of the Company.

           (d) Authority; Noncontravention. The Company has the requisite corporate power and authority to enter into this Agreement and the Stock Option Agreement and, subject to the Company Stockholder Approval, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Stock Option Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, subject to the Company Stockholder Approval of this Agreement. The Company Stockholder Approval is the only vote of the holders of any class or series of the Company's securities necessary to approve this Agreement and the transactions contemplated hereby. This Agreement and the Stock Option Agreement have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms. The execution and delivery of this Agreement and the Stock Option Agreement do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or require the consent of (or the giving of notice to) a third party with respect to, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its subsidiaries under, (i) the certificate of incorporation or by-laws of the Company or the comparable charter or organizational documents of any of its subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its subsidiaries or their respective properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, laws, ordinance, rule or regulation applicable to the Company or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) or (iii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not (x) have a material adverse effect on the Company, (y) impair in any material respect the ability of the Company to perform its obligations under this Agreement or the Stock Option Agreement, or (z) prevent or materially delay the consummation of any of the transactions contemplated hereby or thereby. No consent, approval, order or authorization of, or registration, declaration or filing with, any Federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), is required by the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement or the Stock Option Agreement by the Company or the consummation by the Company of the transactions contemplated hereby or thereby, except for (i) the filing with the Federal Trade Commission and the Antitrust Division of the Department of Justice (the "Specified Agencies") of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), (ii) the filing with the Securities and Exchange Commission (the "SEC") of (x) the Proxy Statement (as defined in Section 5.1) and (y) such reports under Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the Stock Option Agreement and the transactions contemplated hereby and thereby, (iii) the filing of the Articles of Merger with the Washington Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, and (iv) such other consents, approvals, orders, authorizations, registrations, declarations and filings, including under the laws of any foreign country in which the Company or any of its subsidiaries conducts any business or owns any property or assets, the failure of which to be obtained or made would not, individually or in the aggregate, have a material adverse effect on the Company or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement or the Stock Option Agreement.
           (e) SEC Documents; Financial Statements. Since January 1, 1995, the Company has filed with the SEC all required reports and forms and other documents (the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any SEC Document has been revised or superseded by a later-filed SEC Document filed and publicly available prior to the date of this Agreement, none of the SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the SEC Documents filed prior to the date of this Agreement (or, with respect to any future repetition of this representation, prior to the time of such repetition), and except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the most recent consolidated balance sheet included in the SEC Documents, neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be set forth on a consolidated balance sheet of the Company and its consolidated subsidiaries or in the notes thereto.
           (f) Information Supplied. None of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in (i) the Form S-4 (as defined in Section 5.1(a)) will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders' Meeting (as defined in Section 5.1(b)), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (provided that the Company shall not be liable in damages for breach of this representation except to the extent the information which is the subject of such liability was provided in writing). The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub specifically for inclusion or incorporation by reference in the Proxy Statement.
           (g) Absence of Certain Changes or Events. Except as disclosed in the SEC Documents filed prior to the date of this Agreement, since April 26, 1997 the Company has conducted its business only in the ordinary course consistent with prior practice, and there has not been (i) any material adverse change in the Company and its subsidiaries on a consolidated basis, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock,
(iii) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iv) (x) any granting by the Company or any of its subsidiaries to any officer or general manager of the Company or any of its subsidiaries of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the SEC Documents filed prior to the date of this Agreement (a list of all such employment agreements being set forth in Section 3.1(g) of the Company Disclosure Schedule),
(y) any granting by the Company or any of its subsidiaries to any such officer or general manager of any increase in severance or termination pay, except as was required under employment, severance or termination agreements in effect as of the date of the most recent audited financial statements included in the SEC Documents filed prior to the date of this Agreement, or (z) any entry into, or renewal or modification of, any employment, consulting, severance or termination agreement with any such officer or general manager by the Company or any of its subsidiaries,
(v) any damage, destruction or loss, whether or not covered by insurance, that has or would reasonably be expected to have a material adverse effect on the Company, (vi) any change in accounting methods, principles or practices by the Company, except insofar as may have been required by a change in generally accepted accounting principles or
(vii) any agreement to do any of the things described in the preceding clauses (i) through (vi).
           (h) Litigation. Except as disclosed in the SEC Documents filed prior to the date of this Agreement, there is no suit, action, investigation, audit or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries that, individually or in the aggregate, would reasonably be expected to (i) have a material adverse effect on the Company, (ii) impair in any material respect the ability of the Company to perform its obligations under this Agreement, or (iii) prevent the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its subsidiaries having, or which is reasonably likely to have, any effect referred to in the foregoing clauses (i) through (iii).
           (i) Benefit Plans; ERISA Compliance. (i) For purposes of this Section 3.1(i), the following terms have the meanings set forth below:
           "Controlled Group Liability" means any and all liabilities
(i) under Title IV of ERISA, (ii) under section 302 of ERISA, (iii) under sections 412 and 4971 of the Code, (iv) as a result of a failure to comply with the continuation coverage requirements of section 601 et seq. of ERISA and section 4980B of the Code, and (v) under corresponding or similar provisions of foreign laws or regulations, other than such liabilities that arise solely out of, or relate solely to, the Employee Benefit Plans.
           "ERISA Affiliate" means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or
Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.
           An "Employee Benefit Plan" means any employee benefit plan, program, policy, practices, or other arrangement providing benefits to any current or former employee, officer or director of the Company or any of its subsidiaries or any beneficiary or dependent thereof that is sponsored or maintained by the Company or any of its subsidiaries or to which the Company or any of its subsidiaries contributes or is obligated to contribute, whether or not written, including without limitation any employee welfare benefit plan within the meaning of Section 3(1) of ERISA, any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or fringe benefit plan, program or agreement.
           A "Plan" means any Employee Benefit Plan other than a Multiemployer Plan.
           A "Multiemployer Plan" means any "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA.
           "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as those terms are defined in Part I of Subtitle E of Title IV of ERISA.
           (ii) Schedule 3.1(i)(ii) of the Company Disclosure Schedule sets forth a true, complete and correct complete list of all material Employee Benefit Plans (the "Plan List").
           (iii) With respect to each Plan, the Company has delivered to Parent a true, correct and complete copy of: (A) each writing constituting a part of such Plan, including without limitation all plan documents, employee communications, benefit schedules, trust agreements, and insurance contracts and other funding vehicles; (B) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (C) the current summary plan description and any material modifications thereto, if any (in each case, whether or not required to be furnished under ERISA); (D) the most recent annual financial report, if any; (E) the most recent actuarial report, if any; and (F) the most recent determination letter from the IRS, if any. Except as specifically provided in the foregoing documents delivered to Parent, there are no amendments to any Plan that have been adopted or approved nor has the Company or any of its subsidiaries undertaken to make any such amendments or to adopt or approve any new Plan.
           (iv) The Plan List identifies each Plan that is intended to be a "qualified plan" within the meaning of Section 401(a) of the Code ("Qualified Plans"). The Internal Revenue Service has issued a favorable determination letter with respect to each Qualified Plan and the related trust that has not been revoked, and there are no existing circumstances nor any events that have occurred that could adversely affect the qualified status of any Qualified Plan or the related trust unless such circumstances or events could be cured without any material liability to the Company and its subsidiaries. The Plan List identifies each Plan which is intended to meet the requirements of Code Section 501(c)(9), and each such plan meets such requirements in all material respects and provides no disqualified benefits (as such term is defined in Code Section 4976(b).
           (v) All contributions required to be made to any Plan by applicable law or regulation or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Plan, for any period through the date hereof have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the Company's most recent balance sheet included in the SEC Documents filed prior to the date hereof. Each Employee Benefit Plan that is an employee welfare benefit plan under Section 3(1) of ERISA is either (A) funded through an insurance company contract and is not a "welfare benefit fund" with the meaning of Section 419 of the Code or (B) unfunded.
           (vi) With respect to each Employee Benefit Plan, the Company and its subsidiaries have complied, and are now in compliance, in all material respects with all provisions of ERISA, the Code and all laws and regulations applicable to such Employee Benefit Plans and each Employee Benefit Plan has been administered in all material respects in accordance with its terms. There is not now, nor do any circumstances exist that could give rise to, any requirement for the posting of security with respect to a Plan or the imposition of any material lien on the assets of the Company or any of its subsidiaries under ERISA or the Code.
           (vii) With respect to each Plan that is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code: (A) there does not exist any accumulated funding deficiency within the meaning of
Section 412 of the Code or Section 302 of ERISA, whether or not waived;
(B) the fair market value of the assets of such Plan equals or exceeds the actuarial present value of all accrued benefits under such Plan (whether or not vested), based upon the actuarial assumptions used to prepare the most recent actuarial report for such Plan; (C) no reportable event within the meaning of Section 4043(c) of ERISA for which the 30-day notice requirement has not been waived has occurred, and the consummation of the transactions contemplated by this agreement will not result in the occurrence of any such reportable event; (D) all premiums to the Pension Benefit Guaranty Corporation have been timely paid in full; (E) no material liability (other than for premiums to the PBGC) under Title IV of ERISA has been or is expected to be incurred by the Company; and (F) the PBGC has not instituted proceedings to terminate any such Plan and, to the Company's knowledge, no condition exists that presents a material risk that such proceedings will be instituted or which would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any such Plan.
           (viii) No Employee Benefit Plan is a Multiemployer Plan or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a "Multiple Employer Plan"). None of the Company and its subsidiaries nor any of their respective ERISA Affiliates has, at any time during the last six years, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan. None of the Company and its subsidiaries nor any ERISA Affiliates has incurred any Withdrawal Liability that has not been satisfied in full.
           (ix) There does not now exist, nor do any circumstances exist that could result in, any Controlled Group Liability that would be a liability of the Company following the Closing. Without limiting the generality of the foregoing, neither the Company nor any ERISA Affiliate of the Company has engaged in any transaction described in Section 4069 or Section 4204 or 4212 of ERISA.
           (x) Except as disclosed in the SEC Reports, the Company has no material liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof, except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA and at no expense to the Company.
           (xi) Except as set forth on Schedule 3.1(i)(xi) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any employee, officer or director of the Company or any of its subsidiaries.
           (xii) None of the Company and its subsidiaries nor any other person, including any fiduciary, has engaged in any "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA), which could subject any of the Employee Benefit Plans or their related trusts, the Company, any of its subsidiaries or any person that the Company or any of its subsidiaries has an obligation to indemnify, to any tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA.
           (xiii) There are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted, or to Company's knowledge, no set of circumstances exists which may reasonably give rise to a claim or lawsuit, against the Plans, any fiduciaries thereof with respect to their duties to the Plans or the assets of any of the trusts under any of the Plans which could reasonably be expected to result in any material liability of the Company or any of its subsidiaries to the Pension Benefit Guaranty Corporation, the Department of Treasury, the Department of Labor, any Multiemployer Plan, any Plan or any participant in a Plan.
           (xiv) For purposes of this Section 3.1(i), the term "employee" shall be considered to include individuals rendering personal services to the Company as independent contractors.
           (j) Taxes. (i) Each of the Company and its subsidiaries has timely filed all Federal, state, local and foreign tax returns and reports required to be filed by it through the date hereof and shall timely file all such returns and reports required to be filed on or before the Effective Time. All such returns and reports are and will be true, complete and correct in all material respects. The Company and each of its subsidiaries has paid and discharged (or the Company has paid and discharged on its behalf) all taxes due from them, other than such taxes as are being contested in good faith by appropriate proceedings and are adequately reserved for on the most recent financial statements contained in the SEC Documents filed prior to the date of the Agreement. The most recent financial statements contained in the SEC Documents filed prior to the date of this Agreement properly reflect in accordance with generally accepted accounting principles all taxes payable by the Company and its subsidiaries for all taxable periods and portions thereof through the date of such financial statements.
           (ii) No claim or deficiency for any taxes has been proposed, threatened, asserted or assessed by the IRS or any other taxing authority or agency against the Company, or any of its subsidiaries which, if resolved against the Company or any of its subsidiaries, would, individually or in the aggregate, have a material adverse effect upon the Company, and no requests for waivers of the time to assess any taxes are pending. The Federal income tax returns of the Company and each of its subsidiaries consolidated in such returns have been examined by and settled with the Internal Revenue Service for all years through fiscal year 1993. The fiscal year 1994 was closed after review and approval of the amended federal tax return. The Company has made available to Parent true and correct copies of all federal, state, local and foreign income tax returns, and state and local property and sales tax returns and any other tax returns filed by the Company or any of its subsidiaries for any of the taxable periods that remains open, as of the date hereof, for examination or assessment of tax.
           (iii) Neither the Company nor any of its subsidiaries has taken or agreed to take any action or has any knowledge of any fact or circumstance that might prevent or impede the Merger from qualifying as a reorganization within the meaning of Sections 368(a)(1)(A) and
(a)(2)(E) of the Code.
           (iv) As used in this Agreement, "taxes" shall include all Federal, state, local and foreign income, property, sales, excise and other taxes, of any nature whatsoever (whether payable directly or by withholding), together with any interest and penalties, additions to tax or additional amounts imposed with respect thereto. Notwithstanding the definition of "subsidiary" set forth in Section 8.3 of this Agreement, for the purposes of this Section 3.1(k), references to the Company and each of its subsidiaries shall also include former subsidiaries of the Company for the periods during which any such corporations were included in the consolidated federal income tax return of the Company.
           (k) No Excess Parachute Payments. Any amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of the Company or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Benefit Plan currently in effect would not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(l) of the Code).
           (l) Labor Agreements. Neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement or other labor agreement with any union or labor organization and the Company does not know of any activity or proceeding of any labor organization (or representative thereof) to organize any such employees. The Company and its subsidiaries are not subject to any pending, or to the knowledge of the Company, threatened (i) material unfair labor practice, employment discrimination or other complaint, (ii) strike or lockout or material dispute, slowdown or work stoppage or (iii) material claim, suit, action or governmental investigation, in respect of which any director, officer, employee or agent of the Company or any of its subsidiaries is or may be entitled to claim indemnification from the Company or and subsidiary.
           (m) Compliance with Applicable Laws. (i) Each of the Company and its subsidiaries has in effect all Federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights ("Permits") necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Permit, except for the lack of Permits and for defaults under Permits which lack or default individually or in the aggregate would not reasonably be expected to have a material adverse effect on the Company. Except as disclosed in the SEC Documents filed prior to the date of this Agreement, the Company and its subsidiaries are in compliance with all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Entity, except for noncompliance which individually or in the aggregate would not have a material adverse effect on the Company.
           (ii) To the knowledge of the Company, the Company and each of its subsidiaries is, and has been, and each of the Company's former subsidiaries, while subsidiaries of the Company, was, in compliance in all material respects with all applicable Environmental Laws, except for noncompliance which individually or in the aggregate would not have a material adverse effect on the Company. The term "Environmental Laws" means any Federal, state, local or foreign statute, code, ordinance, rule, regulation, policy, guideline, permit, consent, approval, license, judgment, order, writ, decree, injunction or other authorization, including the requirement to register underground storage tanks, relating to: (A) emissions, discharges, releases or threatened releases of Hazardous Material (as hereinafter defined) into the environment, including, without limitation, into ambient air, soil, sediments, land surface or subsurface, buildings or facilities, surface water, groundwater, publicly owned treatment works, septic systems or land; or
(B) the generation, treatment, storage, disposal, use, handling, manufacturing, transportation or shipment of Hazardous Material.
           (iii) During the period of ownership or operation by the Company and its subsidiaries of any of their respective current or previously owned or leased properties, there have been no releases of Hazardous Material in, on, under or affecting such properties or, to the knowledge of the Company, any surrounding site, except in each case for those which individually or in the aggregate are not reasonably likely to have a material adverse effect on the Company. Prior to the period of ownership or operation by the Company and its subsidiaries of any of their respective current or previously owned or leased properties, to the knowledge of the Company, no Hazardous Material was generated, treated, stored, disposed of, used, handled or manufactured at, or transported, shipped or disposed of from, such currently or previously owned or leased properties, and there were no releases of Hazardous Material in, on, under or affecting any such property or any surrounding site, except in each case for those which individually or in the aggregate are not reasonably likely to have a material adverse effect on the Company. The term "Hazardous Material" means (A) hazardous materials, contaminants, constituents, medical wastes, hazardous or infectious wastes and hazardous substances as those terms are defined in the following statutes and their implementing regulations: the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C. Section 9601 et seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq. and the Clean Air Act, 42 U.S.C.
Section 7401 et seq., (B) petroleum, including crude oil and any fractions thereof, (C) natural gas, synthetic gas and any mixtures thereof, (D) asbestos and/or asbestos-containing material, and (E) PCBs, or materials or fluids containing PCBs in excess of 50 ppm.
           (n)   Contracts; Debt Instruments.  Except as disclosed in
Schedule 3.1(n) of the Company Disclosure Schedule, there is no contract or agreement that is material to the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole ("Material Contract"). Each Material Contract of the Company is valid and binding and in full force and effect, and neither the Company nor any of its subsidiaries is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice, or both, would cause such a violation of or default under) any loan or credit agreement, note, bond, mortgage, indenture or lease, or any other Material Contract to which it is a party or by which it or any of its properties or assets is bound, except for such failures to be valid and binding and for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the Company. Set forth in Section 3.1(n) of the Company Disclosure Schedule is a description of any material changes to the amount and terms of the indebtedness of the Company and its subsidiaries as described in the Company's Form 10-Q for the quarter ended January 23, 1998. The Company and its subsidiaries are not, and after the Effective Time neither the Surviving Corporation nor Parent will be (by reason of any agreement to which the Company is a party), subject to any noncompetition or similar restriction on their respective businesses
           (o) Title to Properties. (i) The Company and its subsidiaries have good and marketable title to, or valid leasehold interests in, all their material properties and assets except for such as are no longer used or useful in the conduct of their businesses or as have been disposed of in the ordinary course of business and except for defects in title, easements, restrictive covenants and similar encumbrances or impediments that, individually or in the aggregate, would not have a material adverse effect on the Company.
           (ii) Each of the Company and its subsidiaries has complied with the terms of all material leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect, except for such failures to comply or to be in full force and effect which would not, individually or in the aggregate, have a material adverse effect on the Company. Each of the Company and its subsidiaries enjoys peaceful and undisturbed possession under all such material leases, except for the failures to do so which would not, individually or in the aggregate, have a material adverse effect on the Company.
           (p) Intellectual Property. Except as would not, individually and in the aggregate, reasonably be expected to have a material adverse effect on the Company, (i) the Company and each of its subsidiaries owns, has the right to acquire or is licensed or otherwise has the right to use (in each case, free and clear of any liens or encumbrances of any kind), all Intellectual Property (as defined below) used in or necessary for the conduct of its business as currently conducted or as currently proposed to be conducted, (ii) no claims are pending or, to the knowledge of the Company, threatened, that the Company or any of its subsidiaries is infringing on or otherwise violating the rights of any person with regard to any Intellectual Property, and (iii) to the knowledge of the Company, no person is infringing on or otherwise violating any right of the Company or any of its subsidiaries with respect to any Intellectual Property owned by and/or licensed to the Company or its subsidiaries. For purposes of this Agreement, "Intellectual Property" shall mean patents, copyrights, trademarks (registered or unregistered), service marks, brand names, trade dress, trade names, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing; and trade secrets and rights in any jurisdiction to limit the use or disclosure thereof by any person.
           (q) Accounting Matters. Neither the Company nor, to its best knowledge, any of its affiliates has taken or agreed to take any action or has knowledge of any fact or circumstance relating to the Company that would prevent Parent from accounting for the business combination to be effected by the Merger as a pooling-of-interests.
           (r) Opinion of Financial Advisor. The Company has received the opinion of Salomon Smith Barney, dated the date of this Agreement, to the effect that, as of such date, the consideration to be received in the Merger by the Company's stockholders is fair to the Company's stockholders from a financial point of view, and a signed copy of such opinion has been delivered to Parent.
           (s) Brokers. No broker, investment banker, financial advisor or other person, other than Salomon Smith Barney, the fees and expenses of which have been disclosed to Parent and will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.
           (t) State Takeover Statutes. The Company has taken all requisite action to render inapplicable to this Agreement, the Stock Option Agreement and the Stockholder Support Agreements and the transactions contemplated hereby and thereby the provisions of Sections
19.010 through 19.050 of the BCA and such action is effective at the date of this Agreement. To the best of the Company's knowledge, no other state takeover statute or similar statute or regulation applies or purports to apply to the Merger, this Agreement or the Stock Option Agreement or any of the transactions contemplated by this Agreement, the Stock Option Agreement or the Stockholder Support Agreements.
           (u) Rights Agreement. The Company and the Company Board have authorized and taken all necessary action to enter into an amendment to the Rights Agreement (without redeeming the Rights) providing that (i) neither the execution or delivery of this Agreement, the Stock Option Agreement or the Stockholder Support Agreements nor the consummation of the transactions contemplated hereby or thereby, including the Merger, will (x) cause any Rights issued pursuant to the Rights Agreement to become exercisable or to separate from the stock certificates to which they are attached, (y) cause Parent, Sub or any of their Affiliates to be an Acquiring Person (as each such term is defined in the Rights Agreement), or (z) trigger other provisions of the Rights Agreement, including giving rise to a Distribution Date (as such term is defined in the Rights Agreement), and (ii) as of immediately prior to the Effective Time, neither the Company nor Parent will have any obligations under the Rights or the Rights Agreement and the holders of the Rights will have no rights under the Rights or the Rights Agreement, and such amendment shall be in full force and effect from and after the date hereof.
           SECTION 3.2. Representations and Warranties of Parent and Sub Except as disclosed by specific reference to the Disclosure Schedule delivered by Parent to the Company prior to the execution of this Agreement (the "Parent Disclosure Schedule"), Parent and Sub represent and warrant to the Company as follows:
           (a) Organization, Standing and Corporate Power. Each of Parent and each of its subsidiaries (including Sub) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Each of Parent and each of its subsidiaries (including Sub) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect on Parent. Parent has delivered to the Company complete and correct copies of its certificate of incorporation and by-laws and the certificate of incorporation and by-laws of Sub, in each case as amended to the date of this Agreement.
           (b) Capital Structure. The authorized capital stock of Parent as of the date of this Agreement consists of 125,000,000 shares of Parent Common Stock and 15,000,000 shares of preferred stock, par value $.01 per share. At the close of business on April 22, 1998, (i) 58,560,370 shares of Parent Common Stock and no shares of preferred stock were issued and outstanding, (ii) 5,797,606 shares of Parent Common Stock were held by Parent in its treasury, and (iii) 1,367,176 shares of Parent Common Stock were reserved for issuance upon exercise of outstanding employee stock options to purchase shares of Parent Common Stock. Except as set forth above, at the close of business on April 22, 1998 no shares of capital stock or other voting securities of the Parent were issued, reserved for issuance or outstanding. All outstanding shares of capital stock of Parent are, and all shares which may be issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. As of the date of this Agreement, there are no bonds, debentures, notes or other indebtedness of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Parent may vote. Except as set forth above, as of the date of this Agreement, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Parent or any of its Significant Subsidiaries is a party or by which any of them is bound obligating Parent or any of its Significant Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Parent or of any of its Significant Subsidiaries or obligating Parent or any of its Significant Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the date of this Agreement, there are no outstanding contractual obligations of Parent or any of its Significant Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Parent or its Significant Subsidiaries. As of the date of this Agreement, the authorized capital stock of Sub consists of 1,000 shares of common stock, par value $.01 per share, all of which have been validly issued, are fully paid and nonassessable and are owned by Parent free and clear of any Liens. For purposes of this Agreement, "Significant Subsidiary" means any subsidiary that constitutes a significant subsidiary within the meaning of Rule 1-02 of Regulation S-X of the SEC.
           (c) Authority; Noncontravention. Parent and Sub have the requisite corporate power and authority to enter into this Agreement and the Stock Option Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Stock Option Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent and Sub. This Agreement and the Stock Option Agreement have been duly executed and delivered by Parent (and, in the case of this Agreement, Sub) and constitutes a valid and binding obligation of each such party, enforceable against each such party in accordance with their terms. The execution and delivery of this Agreement and the Stock Option Agreement do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or require the consent of (or the giving notice to) a third party with respect to, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its subsidiaries under, (i) the certificate of incorporation or by-laws of Parent or Sub or the comparable charter or organizational documents of any other subsidiary of Parent, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent or any of its subsidiaries or their respective properties or assets as of the date hereof, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) or (iii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not (x) have a material adverse effect on Parent, (y) impair in any material respect the ability of Parent and Sub to perform their respective obligations under this Agreement or the Stock Option Agreement, or (z) prevent or materially delay the consummation of any of the transactions contemplated hereby or thereby. No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by Parent or any of its subsidiaries in connection with the execution and delivery of this Agreement or the Stock Option Agreement or the consummation by Parent or Sub, as the case may be, of any of the transactions contemplated hereby or thereby, except for (i) the filing with the Specified Agencies of a premerger notification and report form under the HSR Act, (ii) the filing with the SEC of (x) the Form S-4 and
(y) such reports under Sections 13(a), 13(d) and 16(a) of the Exchange Act as may be required in connection with this Agreement and the Stock Option Agreement and the transactions contemplated hereby and thereby,
(iii) the filing of the Articles of Merger with the Washington Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, and (iv) such other consents, approvals, orders, authorizations, registrations, declarations and filings, including under (x) the laws of any foreign country in which the Company or any of its subsidiaries conducts any business or owns any property or assets or (y) the "takeover" or "blue sky" laws of various states, the failure of which to be obtained or made would not, individually, or in the aggregate, have a material adverse effect on Parent or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement or the stock Option Agreement.
           (d) SEC Documents; Financial Statements. Since January 1, 1995, Parent has filed with the SEC all required reports and forms and other documents (the "Parent SEC Documents"). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Parent SEC Document has been revised or superseded by a later-filed Parent SEC Document filed and publicly available prior to the date of this Agreement, none of the Parent SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent included in the Parent SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments). Except as set forth in the Parent SEC Documents, and except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the most recent consolidated balance sheet included in the Parent SEC Documents, neither Parent nor any of its subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be recognized or disclosed on a consolidated balance sheet of Parent and its consolidated subsidiaries or in the notes thereto.
          (e) Information Supplied. None of the information supplied or to be supplied by Parent or Sub for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Proxy Statement will, at the date the Proxy Statement is first mailed to the Company's stockholders or at the time of the Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (provided that Parent shall not be liable in damages for breach of this representation except to the extent the information which is the subject of such liability was provided in writing). The Form S-4 will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder, except that no representation or warranty is made by Parent or Sub with respect to statements made or incorporated by reference in either the Form S-4 or the Proxy Statement based on information supplied by the Company specifically for inclusion or incorporation by reference therein.
           (f) Absence of Certain Changes or Events. Except as disclosed in the Parent SEC Documents filed prior to the date of this Agreement, since January 1, 1998, Parent has conducted its business only in the ordinary course consistent with prior practice and there has not been (i) any material adverse change in Parent, (ii) except for regular quarterly cash dividends (in an amount determined in a manner consistent with Parent's past practice) with customary record and payment dates, any declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) with respect to any of Parent's capital stock, (iii) any split, combination or reclassification of any of its capital stock (other than the previously announced stock split proposed by Parent) or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iv) any damage, destruction or loss, whether or not covered by insurance, that has or would reasonably be expected to have a material adverse effect on Parent, (v) any change in accounting methods, principles or practices by Parent materially affecting its assets, liabilities or business except insofar as may have been required by a change in generally accepted accounting principles, or (vi) any agreement to do any of the things described in the preceding clauses (i) through (v).
           (g) Litigation. Except as disclosed in the Parent SEC Documents filed prior to the date of this Agreement, as of the date of this Agreement there is no suit, action or proceeding pending or, to the knowledge of Parent, threatened against Parent or any of its subsidiaries that, individually or in the aggregate, would reasonably be expected to (i) have a material adverse effect on Parent, (ii) impair in any material respect the ability of Parent to perform its obligations under this Agreement, or (iii) prevent the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Parent or any of its subsidiaries having, or which is reasonably likely to have, any effect referred to in the foregoing clauses (i) through (iii).
           (h) Compliance with Applicable Laws. (i) Each of Parent and its subsidiaries has in effect all Permits necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Permit, except for the lack of Permits and for defaults under Permits which lack or default individually or in the aggregate would not reasonably be expected to have a material adverse effect on Parent. Except as disclosed in the Parent SEC Documents filed prior to the date of this Agreement, Parent and its subsidiaries are in compliance with all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Entity, except for possible noncompliance which individually or in the aggregate would not have a material adverse effect on Parent.
           (ii) To the knowledge of Parent, Parent and each of its subsidiaries is, and has been, and each of Parent's former subsidiaries, while subsidiaries of Parent, was, in compliance in all material respects with all applicable Environmental Laws, except for possible noncompliance which individually or in the aggregate would not have a material adverse effect on Parent.
           (i) Accounting Matters; Tax Treatment. Neither Parent nor, to its best knowledge, any of its affiliates has taken or agreed to take any action or has knowledge of any fact or circumstance relating to Parent that would prevent Parent from accounting for the business combination to be effected by the Merger as a pooling-of-interests. Neither Parent nor any of its subsidiaries has taken or agreed to take any action or has any knowledge of any fact or circumstance that might prevent or impede the Merger from qualifying as a reorganization within the meaning of Sections 368(a)(1)(A) and (a)(2)(E) of the Code.
           (j) Brokers. No broker, investment banker, financial advisor or other person, other than Merrill Lynch & Co., the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Sub.
           (k) Interim Operations of Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

                               ARTICLE IV
               COVENANTS RELATING TO CONDUCT OF BUSINESS

           SECTION 4.1. Conduct of Business. (a) Conduct of Business by the Company. Between the date of this Agreement and the Effective Time, the Company shall, and shall cause its subsidiaries to, carry on their respective businesses in the ordinary course and use all reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them. Without limiting the generality of the foregoing, between the date of this Agreement and the Effective Time, except (a) as contemplated by this Agreement or (b) as set forth in Section 4.1(a) of the Company Disclosure Schedule, the Company shall not, and shall not permit any of its subsidiaries, without the prior written approval of Parent, to:
           (i) (A) declare, set aside or pay (whether in cash, stock, property, or otherwise) any dividends on, or make any other distributions in respect of, any of its capital stock, other than (x) the regular quarterly dividend declared by the Company with a record date of April 24, 1998 and (y) dividends and distributions by any direct or indirect wholly owned subsidiary of the Company to its parent,
(B) split, combine or reclassify any of its capital stock, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (C) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;
           (ii) other than the issuance of Company Common Stock upon the exercise of Stock Options outstanding on the date of this Agreement in accordance with their present terms or in accordance with the present terms of any employment agreements existing on the date of this Agreement and described in Section 4.1(a) of the Company Disclosure Schedule, (A) issue, deliver, sell, award, pledge, dispose of or otherwise encumber or authorize or propose the issuance, delivery, grant, sale, award, pledge or other encumbrance (including limitations in voting rights) or authorization of, any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, (B) amend or otherwise modify the terms of any such rights, warrants or options, or (C) accelerate the vesting of any of the Stock Options;
           (iii) amend its certificate of incorporation, by-laws or other comparable charter or organizational documents, or amend or take any other action with respect to the Rights Agreement or the Rights that is adverse to Parent;
           (iv) acquire or agree to acquire (for cash or shares of stock or otherwise) (A) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (B) any assets except purchases of inventory in the ordinary course of business consistent with past practice;
           (v) mortgage or otherwise encumber or subject to any Lien, or sell, lease, exchange or otherwise dispose of any of, its properties or assets, except for sales of its properties or assets in the ordinary course of business consistent with past practice;
           (vi) (A) incur any indebtedness for borrowed money (including under existing credit facilities) or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for the incurrence of indebtedness to finance the Company's working capital needs which, in the aggregate, do not exceed $1,000,000 provided that the terms of any such indebtedness (including any prepayment penalty) shall be subject to the approval of Parent, or (B) make any loans, advances or capital contributions to, or investments in, any other person, other than to the Company or any direct or indirect wholly owned subsidiary of the Company;
           (vii) make or agree to make any new capital expenditures which, individually, exceed $250,000 or which, in the aggregate, exceed $2,000,000;
           (viii) make or rescind any express or deemed election relating to taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, or change any of its methods of reporting income or deductions for Federal income tax purposes, except as may be required by applicable law;
           (ix) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the SEC Documents or incurred in the ordinary course of business consistent with past practice;
           (x) (A) increase the rate or terms of compensation payable or to become payable generally to any of the Company's directors, officers or employees, (B) pay or agree to pay any pension, retirement allowance or other employee benefit not provided for by any existing Pension Plan, Benefit Plan or employment agreement described in the SEC Documents filed prior to the date of this Agreement, (C) commit itself to any additional pension, profit sharing, bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, continuation pay, termination pay, retirement or other employee benefit plan, agreement or arrangement, or increase the rate or terms of any employee plan or benefit arrangement,
(D) enter into any employment agreement with or for the benefit of any person, or (E) increase the rate of compensation under or otherwise change the terms of any existing employment agreement; provided, however, that nothing in this clause (x) shall preclude payments under the terms of the existing incentive compensation plans of the Company in accordance with past practice;
           (xi) except in the ordinary course of business consistent with past practice, modify, amend, terminate, renew or fail to use reasonable business efforts to renew any material contract or agreement to which the Company or any subsidiary is a party or waive, release or assign any material rights or claims; or
           (xii) authorize any of, or commit or agree to take any of, the foregoing actions.
           (b) Conduct of Business by Parent. During the period from the date of this Agreement to the Effective Time, Parent shall, and shall cause its subsidiaries to, carry on their respective businesses in the ordinary course and use all reasonable efforts to preserve their relationships with customers, suppliers and others having business dealings with them; provided that the foregoing shall not prevent Parent or any of its subsidiaries from discontinuing or disposing of any part of its assets or business or from acquiring any assets or businesses or from entering into any financing transactions if such action is, in the judgment of Parent, desirable in the conduct of the business of Parent and its subsidiaries. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, except as (i) contemplated by this Agreement or (ii) as set forth in a writing delivered to the Company prior to the execution hereof, Parent shall not, and shall not permit any of its subsidiaries to:
           (i) (A) declare, set aside or pay (whether in cash or property) any dividends on, or make any other distributions in respect of, any capital stock other than dividends and distributions by any direct or indirect wholly owned subsidiary of Parent to its parent and except for regular quarterly cash dividends (in an amount determined in a manner consistent with Parent's past practice) declared by the Board of Directors of Parent with customary record and payment dates, (B) split, combine or reclassify any of its capital stock (other than the previously announced stock split proposed by Parent) or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Parent's capital stock or (C) purchase, redeem or otherwise acquire any shares of Parent Common Stock;
           (ii) amend its certificate of incorporation (except for the purpose of increasing its authorized capitalization), by-laws or other comparable charter or organizational documents in a manner which would reasonably be expected to be materially adverse to the stockholders of the Company; or
           (iii) authorize, or commit or agree to take any of, the foregoing actions.
           (c) Other Actions. The Company and Parent shall not, and shall not permit any of their respective subsidiaries to, take any action that would result in (i) any of the representations and warranties of such party set forth in this Agreement that are qualified as to materiality, becoming untrue or (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect.
           SECTION 4.2. No Solicitation. (a) The Company shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative of, the Company or any of its subsidiaries to, (i) solicit or initiate, or encourage the submission of, any, Takeover Proposal (as such term is defined below),
(ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal; provided, however, that prior to the Effective Time, to the extent required by the fiduciary obligations of the Board of Directors of the Company, as determined in good faith by the Board of Directors after receipt of the advice of outside counsel, the Company may, (A) in response to an unsolicited request therefor, furnish information with respect to the Company to any person pursuant to a confidentiality agreement no less favorable to the Company than the Confidentiality Agreement (as defined in Section 5.2) and discuss such information and the terms of this Section 4.2 (but not the terms of any possible Takeover Proposal) with such person and (B) upon receipt by the Company of a Takeover Proposal, following delivery to Parent of the notice required pursuant to Section 4.2(c), participate in negotiations regarding such Takeover Proposal. For purposes of this Agreement, "Takeover Proposal") means any proposal or offer (whether or not in writing and whether or not delivered to the Company's shareholders gen-
erally) for an Alternative Transaction.   An "Alternative Transaction
means a merger or other business combination involving the Company or any of its Material Subsidiaries or any acquisition in any manner, directly or indirectly, of any voting securities of, or in excess of 10% of the book value of the assets of, the Company or any of its Material Subsidiaries, or any other transaction that would involve the transfer or potential transfer of an interest in or control of the Company or any of its Material Subsidiaries, other than the transactions contemplated by this Agreement.
           (b) Neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify (other than a nonpublic proposal by a committee to the full Board), in a manner adverse to Parent or Sub, the approval or recommendation by such Board of Directors or any such committee of this Agreement or the Merger, (ii) approve or recommend, or propose to approve or recommend (other than a nonpublic proposal by a committee to the full Board), any Takeover Proposal or (iii) enter into any agreement with respect to any Takeover Proposal. Notwithstanding the foregoing, in the event the Board of Directors of the Company receives a Takeover Proposal that, in the exercise of its fiduciary obligations (as determined in good faith by the Board of Directors after receipt of the written advice of outside counsel), it determines to be a Superior Proposal (as defined below), the Board of Directors may (subject to the following sentences) withdraw or modify its approval or recommendation of this Agreement or the Merger, approve or recommend any such Superior Proposal, enter into an agreement with respect to such Superior Proposal or terminate this Agreement, in each case at any time after the second business day following Parent's receipt of written notice (a "Notice of Superior Proposal") advising Parent that the Board of Directors has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal. In addition, if the Company enters into an agreement with respect to any Takeover Proposal, it shall concurrently with entering into such agreement pay, or cause to be paid, to Parent the Termination Fee (as defined in Section 5.8(b)) and the Expense Fee (as defined in Section 5.8(b)) in accordance with Section 5.8(b). For purposes of this Agreement, a "Superior Proposal" means any bona fide Takeover Proposal to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 50% of the shares of Company Common Stock then outstanding or all or substantially all the assets of the Company, and otherwise on terms which the Board of Directors of the Company determines in its good faith reasonable judgment (after receipt of the written advice of a financial advisor of nationally recognized reputation) to be more favorable from a financial point of view to the Company's stockholders than the Merger. Nothing contained herein shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) under the Exchange Act or otherwise making any disclosures required by the fiduciary obligations of the Board of Directors of the Company that would not violate or be inconsistent with the Company's obligations under this Agreement.
           (c) In addition to the obligations of the Company set forth in paragraph (b), the Company shall promptly advise Parent orally and in writing of any request for information or of any Takeover Proposal, or any inquiry with respect to or which could reasonably be expected to lead to any Takeover Proposal, the material terms and conditions of such request, Takeover Proposal or inquiry, and the identity of the person making any such Takeover Proposal or inquiry. The Company shall keep Parent informed on a current basis of the status and details of any such request, Takeover Proposal or inquiry.
                               ARTICLE V
                        ADDITIONAL AGREEMENTS

           SECTION 5.1. Preparation of Form S-4 and the Proxy Statement; Stockholders' Meeting. (a) As promptly as practicable after the execution of this Agreement, (i) the Company shall prepare and file with the SEC a proxy statement relating to the meeting of the Company's stockholders to be held to obtain the Company Stockholder Approval, respectively (together with any amendments and supplements thereof or supplements thereto, the "Proxy Statement"), and (ii) Parent shall prepare and file with the SEC a registration statement on Form S-4 (together with all amendments thereto, the "Form S-4") in which the Proxy Statement shall be included as a prospectus, in connection with the registration under the Securities Act of the shares of Parent Common Stock to be issued to the stockholders of the Company pursuant to the Merger. Each of Parent and the Company shall use all reasonable efforts to cause the Form S-4 to become effective as promptly as practicable, and shall take all or any action required under any applicable Federal or state securities laws in connection with the issuance of shares of Parent Common Stock pursuant to the Merger. Each of Parent and the Company shall furnish all information concerning itself to the other as the other may reasonably request in connection with such actions and the preparation of the Form S-4 and Proxy Statement. As promptly as practicable after the Form S-4 shall have become effective, the Company shall mail the Proxy Statement to its stockholders.
           (b) Stockholders' Meeting. As soon as practicable following the date of this Agreement, the Company shall call and hold a meeting of its stockholders (the "Company Stockholders' Meeting"), for the purpose of obtaining the Company Stockholder Approval. The Company shall use its reasonable efforts to solicit from its stockholders proxies, and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by applicable law to obtain the Company Stockholder Approval and, through its Board of Directors, shall recommend to its stockholders the obtaining of the Company Stockholder Approval, except to the extent that the Board of Directors of the Company shall have withdrawn or modified its approval or recommendation of this Agreement or the Merger in accordance with the provisions of Section 4.2(b).
           SECTION 5.2. Access to Information; Confidentiality. Each of the Company and Parent shall, and shall cause each of its respective subsidiaries to, afford to the other party, and to the officers, employees, accountants, counsel, financial advisers and other representatives of such other party, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of the Company and Parent shall, and shall cause each of its respective subsidiaries to, furnish promptly to the other party, (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Except as required by law, each of the Company and Parent will hold, and will cause its respective officers, employees, accountants, counsel, financial advisers and other representatives and affiliates to hold, any confidential information in accordance with the Confidentiality Agreement dated April 2, 1998, between Parent and the Company (the "Confidentiality Agreement").
           SECTION 5.3. Reasonable Efforts; Notification. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (i) the making of all necessary registrations and filings (including filings with Governmental Entities, if any), (ii) the obtaining of all necessary consents, approvals or waivers from third parties, and (iii) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. Each party shall promptly notify the other parties of any communication to that party from any Governmental Entity and permit the other parties to review in advance any proposed communications to any Governmental Entity. Parent and the Company shall not (and shall cause their respective affiliates and representatives not
to) participate in any meeting with any Governmental Entity in respect of any filings, investigation or other inquiry unless it consults with the other party in advance and, to the extent permitted by such Governmental Entity, gives the other party the opportunity to attend and participate thereat. Subject to the Confidentiality Agreement, each of the parties hereto will coordinate and cooperate fully with the other parties hereto in exchanging such information and providing such assistance as such other parties may reasonably request in connection with the foregoing and in seeking early termination of any applicable waiting periods under the HSR Act or in connection with other required consents. Each of the Company and Parent agrees to respond promptly to and comply fully with any request for additional information or documents under the HSR Act. Subject to the Confidentiality Agreement, each party will provide the others with copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between such party or any of its representatives, on the one hand, and any Governmental Entity or members of its staff, on the other hand, and any Governmental Entity or members of its staff, on the other hand, with respect to this Agreement and the transactions contemplated hereby. Notwithstanding the foregoing, the Board of Directors of the Company shall not be prohibited from taking any action permitted by
Section 4.2(b).
           (b) The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants, or agreements of the parties or the conditions to the obligations of the parties under this Agreement.
           SECTION 5.4. Stock Option Plans. The Company and Parent shall take all necessary action to provide that, at the Effective Time, all outstanding stock options to purchase shares of Company Common Stock ("Stock Options") heretofore granted under any stock option or stock appreciation rights plan, program or arrangement of the Company (collectively, the "Stock Option Plans") will be canceled and retired and shall cease to exist, and that each holder of a Stock Option, whether or not then exercisable, shall receive with respect to such Stock Option, without any action on the part of such holder, the number of whole shares of Parent Common Stock equal to (i) the Fair Value of such Stock Option (as defined below) divided by (ii) the Closing Parent Stock Price (as defined below), where: the "Fair Value of such Stock Option" is equal to the product of (x) the number of shares of Company Common Stock subject to such Stock Option and (y) the excess, if any, of
(A) the product of the Exchange Ratio and the Closing Parent Stock Price over (B) the exercise price of such Stock Option; and the "Closing Parent Stock Price" means the average of the daily last sale prices of Parent Common Stock as reported on the NYSE Composite Transactions reporting system (as reported in The Wall Street Journal or, if not reported therein, in another mutually agreed upon authoritative source) for the ten consecutive full trading days ending at the close of trading on the trading day immediately preceding the Closing Date. The Company shall use its reasonable best efforts to receive any consents necessary to effectuate the foregoing. The Company represents and warrants that, under the terms of the Stock Option Plans and the Stock Options, following the Effective Time, no holder of a Stock Option or participant in any Stock Option Plan shall have any right thereunder to acquire any capital stock of the Company, Parent or the Surviving Corporation.
           SECTION 5.5. Benefit Plans and Employee Matters. (a) Parent agrees that the Company will honor, and, from and after the Effective Time, Parent will cause the Surviving Corporation to honor, in accordance with their respective terms as in effect on the date hereof, the employment, severance and bonus agreements and arrangements to which the Company is a party which are set forth on Sections 3.1(i) and 5.5 of the Company Disclosure Schedule. Parent intends to continue the Fluke Corporation Supplemental Retirement Plan, the Fluke Corporation Executive Deferred Compensation Plan and the Fluke Corporation Pre-Retirement Death Benefit Plan following the Effective Time, subject to their terms.
           (b) Parent agrees that (i) for the period ending December 31, 1998, the Surviving Corporation shall continue the compensation and employee benefit and welfare plans and programs of the Company to the extent practicable as in effect on the date hereof, and (ii) thereafter the Surviving Corporation shall provide employees of the Company and its subsidiaries as a whole (A) compensation (including bonus and incentive awards) programs and plans and (B) employee benefit and welfare plans, programs, contracts, agreements and policies (including insurance and pension plans), fringe benefits and vacation policies which are substantially the same as or not materially less favorable in the aggregate to such employees than those generally in effect with respect to similarly situated employees of Parent.
           SECTION 5.6.   Indemnification, Exculpation and Insurance.
(a) The certificate of incorporation and the by-laws of the Surviving Corporation shall contain the provisions with respect to indemnification and exculpation from liability set forth in the Company's certificate of incorporation and by-laws on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who on or prior to the Effective Time were directors, officers, employees or agents of the Company, unless such modification is required by law. Parent shall guarantee the obligations of the Surviving Corporation with respect to the indemnification provisions contained in the Surviving Corporation's certificate of incorporation and by-laws.
           (b) For three years from the Effective Time, Parent shall maintain in effect directors' and officers' liability insurance covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy (a copy of which has been heretofore delivered to Parent) (the "Indemnified Parties") on terms no less favorable than the terms of such current insurance coverage; provided, however, that in no event shall Parent be required to expend in any one year an amount in excess of 200% of the annual premiums currently paid by the Company for such insurance; and provided further that if the annual premiums of such insurance coverage exceed such amount, Parent shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.
           (c) In the event Parent, the Surviving Corporation or any of their successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 5.6.
           (d) This Section 5.6 shall survive the consummation of the Merger at the Effective Time, is intended to benefit the Company, Parent, the Surviving Corporation and the Indemnified Parties, and shall be binding on all successors and assigns of Parent and the Surviving Corporation.
           SECTION 5.7. Letters of Accountants. (a) The Company shall use its reasonable efforts to cause to be delivered to Parent "comfort" letters of Ernst & Young LLP, the Company's independent public accountants, dated and delivered a date within two business days before the date on which the Form S-4 shall become effective and within two business days before the Closing Date, each addressed to Parent, in form and substance reasonably satisfactory to Parent and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.
          (b) Parent shall use its reasonable efforts to cause to be delivered to the Company "comfort" letters of Arthur Andersen LLP, Parent's independent public accountants, dated a date within two business days before the date on which the Form S-4 shall become effective and within two business days before the Closing Date, each addressed to the Company, in form and substance reasonably satisfactory to the Company and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.
           SECTION 5.8. Fees and Expenses. (a) Except as provided in this Section 5.8, all fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.
           (b) The Company shall pay, or cause to be paid, in same day funds to Parent upon demand an amount equal to (A) $ 17,000,000 (the "Termination Fee") plus (B) Parent's aggregate Expenses (as hereinafter defined) not exceeding $3,000,000 (the "Expense Fee"):
            (i) if the Agreement is terminated pursuant to (A) Section 7.1(b) as a result of a material breach by the Company of its agreements set forth in Section 4.2(b) or 5.1(b), (B) Section 7.1(g)(i) or 7.1(g)(ii); or (C) Section 7.1(h); or
           (ii) if the Company enters into any agreement with respect to any Superior Proposal in accordance with Section 4.2(b); or
           (iii)   if (A) the Agreement is terminated pursuant to
Section 7.1(g)(iii) and (B) prior to such termination, any person or "group" acquiring beneficial ownership of more than 10% (excluding Fluke Capital and Management Company ("FCM") and ICM Asset Management, Inc. ("ICM")) of the outstanding shares of capital stock of the Company shall have refused or failed to deliver to Parent upon request a binding commitment reasonably satisfactory in form and substance to Parent to the effect that such acquisition is purely for investment purposes and that such person or the members of such "group" shall not take any action that may frustrate the transactions contemplated by this Agreement and (C) within one year after the date of such termination of the Agreement, the Company consummates an Alternative Transaction; provided, that the Company shall make a nonrefundable payment of $5,000,000 (which amount shall be credited to Termination Fee or the Expense Fee) upon the termination of the Agreement pursuant to Section 7.1(g)(iii); or
         (iv) if (A) the Agreement is terminated pursuant to Section 7.1(f) following a failure to obtain the Company Stockholder Approval and (B) at the time of the Company Stockholders' Meeting there existed a Takeover Proposal or a third party shall have indicated its intention to make a Takeover Proposal or shall have solicited proxies or consents in opposition to the Merger and (C) within one year after the date of such termination of the Agreement, the Company consummates an Alternative Transaction.
           (c)   Limitation of Termination Fees.   Notwithstanding
anything herein or in the Stock Option Agreement to the contrary, the sum of (x) the amounts payable to Parent pursuant to Section 5.8(b) and
(y) the value of the Stock Option Agreement to the holder or holders thereof (which for purposes of this Section 5.8(c) shall be the Option Repurchase Price (as defined in the Stock Option Agreement)) shall not exceed $20,000,000. If the sum of the amounts to which Parent would be entitled under Section 5.8(b) and the value of the Stock Option Agreement is greater than $20,000,000 in the aggregate on the date Parent would be entitled to demand payment of the Termination Fee, then the amount which the Company shall be obligated to pay Parent under
Section 5.8(b) and the holder or holders (on a pro rata basis) of the Stock Option Agreement shall be limited to $20,000,000 and Parent shall indicate to the Company how such amount shall be allocated between the Termination Fee, the Expense Fee and the Option Repurchase Price.
           (d) The prevailing party in any legal action undertaken to enforce this Agreement or any provision hereof shall be entitled to recover from the other party the costs and expenses (including attorneys' and expert witness fees) incurred in connection with such action.
           SECTION 5.9. Public Announcements. Parent and Sub, on the one hand, and the Company, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.
           SECTION 5.10.   Affiliates; Accounting and Tax Treatment.
(a) The Company shall (x) within 30 days after the date of this Agreement, deliver to Parent a letter identifying all persons who may be deemed affiliates of the Company under Rule 145 of the Securities Act or otherwise under applicable SEC accounting releases with respect to pooling-of-interests accounting treatment and (y) use its reasonable efforts to obtain from each such affiliate, by the thirtieth day prior to the Effective Time, a written agreement substantially in the form of
Exhibit 5.10 hereto. The Company shall use its reasonable efforts to obtain such a written agreement as soon as practicable from any person who may be deemed to have become an affiliate of the Company, after the Company's delivery of the letter referred to above and prior to the Effective Time.
           (b) Each party hereto shall (i) use its reasonable efforts to cause the Merger to qualify, and shall not take any actions which such party knows or has reason to know could prevent the Merger from qualifying, for pooling-of-interests accounting treatment and as a reorganization under the provisions of Section 368(a) of the Code and
(ii) use its reasonable efforts to obtain the letters from the accountants referred to in Sections 6.2(e) and 6.3(d) and the opinions of counsel referred to in Section 6.3(c).
           (c) The Company shall (i) use its reasonable best efforts to secure the waiver of any limited stock appreciation rights or other rights to redeem for cash options or warrants of the Company by each holder thereof and (ii) subject to the prior consent of Parent, which shall not be unreasonably withheld, take such other actions as are necessary to cure any facts or circumstances that could prevent the Merger from qualifying for pooling-of-interests accounting treatment.
           (d) Parent shall publish results covering at least 30 days of combined operations of the Company and Parent within 45 calendar days of the end of Parent's fiscal quarter ending immediately following the Effective Time that includes such 30 days of combined operations.
           SECTION 5.11. State Takeover Laws. The Company shall, upon the request of Parent, take all reasonable steps to assist in any challenge by Parent to the validity or applicability to the transactions contemplated by this Agreement, the Stock Option Agreement or the Stockholder Support Agreements, including the Merger, of any state takeover law.
           SECTION 5.12. Coordination of Dividends. Parent and the Company shall coordinate with one another regarding the declaration or payment of dividends in respect of Parent Common Stock and Company Common Stock (including any partial quarterly dividends) and the record dates and payment dates relating thereto, it being the intention of Parent and the Company that any holder of Company Common Stock shall not receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to its shares of Company Common Stock and/or any shares of Parent Common Stock any such holder receives in exchange therefor pursuant to the Merger.
                               ARTICLE VI
                          CONDITIONS PRECEDENT

           SECTION 6.1. Conditions to Each Party's Obligations to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:
           (a) Stockholder Approvals. The Company Stockholder Approval shall have been obtained.
           (b) NYSE Listing. The shares of Parent Common Stock issuable to the Company's stockholders pursuant to this Agreement and under the Stock Option Plans shall have been approved for listing on the NYSE, subject to official notice of issuance.
           (c) No Injunctions; Litigation. No litigation brought by a Governmental Entity shall be pending, and no litigation shall be threatened by any Governmental Entity, which seeks to enjoin or prohibit the consummation of the Merger, and no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect.
           (d) Form S-4. The Form S-4 shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC, and no proceedings for that purpose shall have been initiated or, to the knowledge of Parent or the Company, threatened by the SEC.
           (e) HSR Act. The applicable waiting period (and any extension thereof) under the HSR Act shall have expired or been terminated.
           (f) Approvals. Other than the filing of merger documents in accordance with the BCA, all authorizations, consents, waivers, orders or approvals required to be obtained, and all filings, notices or declarations required to be made, by Parent, Sub and the Company prior to the consummation of the Merger and the transactions contemplated hereunder shall have been obtained from, and made with, all required Governmental Entities except for such authorizations, consents, waivers, orders, approvals, filings, notices or declarations the failure to obtain or make which would not have a material adverse effect, at or after the Effective Time, on the Company or Parent.
           SECTION 6.2. Additional Conditions to Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger are also subject to the following conditions:
           (a) Representations and Warranties. Each of the representations and warranties of the Company contained in this Agreement shall, as of the Closing Date as though made on and as of the Closing Date, be true and correct except for such failures to be true and correct as could not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the Company or Parent (except that where any statement in a representation or warranty is expressly qualified by a material adverse effect, such statement shall be true and correct in all respects); provided that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects giving effect to such standard) as of such date. Parent shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company to such effect.
           (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with the agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date. Parent shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company to that effect.
           (c) Consents Under Agreements. The Company shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the Merger under all loan or credit agreements, notes, mortgages, indentures, leases or other agreements or instruments to which it or any of its Material Subsidiaries is a party, except those for which failure to obtain such consents and approvals would not have a material adverse effect on the Company prior to or after the Effective Time or a material adverse effect on Parent after the Effective Time.
           (d) Tax Opinion. Parent shall have received the opinion of Wachtell, Lipton, Rosen & Katz, counsel to Parent, dated the date of the Proxy Statement, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the Merger will be treated for Federal income tax purposes as a reorganization qualifying under the provisions of Section 368(a) of the Code, which opinion shall not have been withdrawn or modified in any material respect. The issuance of such opinion shall be conditioned on the receipt of customary representation letters.
           (e) Pooling Letter. Parent shall have received from Arthur Andersen LLP, as independent auditors of Parent, on the date of the Proxy Statement and on the Closing Date, letters, in each case dated as of such respective dates, addressed to Parent, in form and substance reasonably acceptable to Parent and to the effect that the business combination to be effected by the Merger is required to be accounted for as a pooling-of-interests by Parent for purposes of its consolidated financial statements under generally accepted accounting principles and applicable SEC rules and regulations. No action shall have been taken by any Governmental Entity or any statute, rule, regulation or order enacted, promulgated or issued by any Governmental Entity, or any proposal made for any such action by any Governmental Entity which is reasonably likely to be put into effect, that would prevent Parent from accounting for the business combination to be effected by the Merger as a pooling-of-interests. The conditions set forth in this Section 6.2(e) may not be waived by Parent without the Company's consent; provided that such consent shall not be withheld for any reason other than that such waiver would result in a material diminution in the value of the consideration to be received by holders of Company Common Stock in the Merger; and provided, further, that such consent shall not be required if the failure to satisfy the conditions set forth in this Section 6.2(e) resulted from any act or omission of the Company.
           (f) Affiliate Agreements. Parent shall have received from each person who may be deemed to be an affiliate of the Company (under Rule 145 of the Securities Act or otherwise under applicable SEC accounting releases with respect to pooling-of-interests accounting treatment) on or prior to the Closing Date a signed agreement substantially in the form of Exhibit 5.10 hereto.
           (g) Dissenting Shares. The number of Dissenting Shares shall not constitute more than 5% of the number of issued and outstanding shares of Company Common Stock.
           SECTION 6.3. Additional Conditions to Obligations of the Company. The obligations of the Company to effect the Merger are also subject to the following conditions:
           (a) Representations and Warranties. Each of the representations and warranties of Parent contained in this Agreement shall, as of the Closing Date as though made on and as of the Closing Date, be true and correct, except for such failures to be true and correct as could not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on Parent (except that where any statement in a representation or warranty is expressly qualified by a material adverse effect, such statement shall be true and correct in all respects); provided that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects giving effect to such standard) as of such date. The Company shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of Parent to such effect.
           (b) Agreements and Covenants. Parent shall have performed or complied in all material respects with the agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date. The Company shall have received a certificate the Chief Executive Officer and Chief Financial Officer of Parent to that effect.
           (c) Tax Opinion. The Company shall have received the opinion of Davis Wright Tremaine, counsel to the Company, dated the date of the Proxy Statement, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the Merger will be treated for Federal income tax purposes as a reorganization qualifying under the provisions of Section 368(a) of the Code, which opinion shall not have been withdrawn or modified in any material respect. The issuance of such opinion shall be conditioned on the receipt of customary representation letters.
                               ARTICLE VII
                    TERMINATION, AMENDMENT AND WAIVER

           SECTION 7.1. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the stockholders of the Company:
           (a)   by mutual written consent of Parent and the Company;
           (b) by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b), as the case may be, would be incapable of being satisfied by October 31, 1998; provided that, in any case, a willful material breach which, to the extent it may be cured, is not cured within a reasonable time after notice thereof, shall be deemed to cause such conditions to be incapable of being satisfied for purposes of this Section 7.1(b);
           (c) by the Company, upon a breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, in either case such that the conditions set forth in
Section 6.3(a) or Section 6.3(b), as the case may be, would be incapable of being satisfied by October 31, 1998; provided that, in any case, a willful material breach which, to the extent it may be cured, is not cured within a reasonable time after notice thereof, shall be deemed to cause such conditions to be incapable of being satisfied for purposes of this Section 7.1(c);
           (d) by either Parent or the Company, if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the Merger and such order, decree or ruling or other action shall have become final and nonappealable;
           (e) by either Parent or the Company, if the Merger shall not have occurred by October 31, 1998 unless the failure to consummate the Merger is the result of a breach of a covenant set forth in this Agreement or a material breach of any representation, or warranty, covenant or agreement set forth in this Agreement by the party seeking to terminate this Agreement;
           (f) by either Parent or the Company, if upon a vote at a duly held Company Stockholders' Meeting or any adjournment thereof the Company Stockholder Approval shall not have been obtained;
           (g) by Parent, if (i) the Board of Directors of the Company shall withdraw, modify or change its recommendation of this Agreement or the Merger in any manner adverse to Parent, or the Company or any of its Material Subsidiaries shall have entered into an agreement with respect to any Alternative Transaction, or the Board of Directors of the Company shall have resolved or announced its intention to do any of the forego-ing; (ii) the Board of Directors of the Company shall have recommended to the shareholders of the Company a Takeover Proposal, or shall have resolved or announced its intention to do so; or (iii) any person (other than Parent and its subsidiaries) shall have acquired beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) shall have been formed which beneficially owns, or has the right to acquire beneficial ownership of, more than 10% of the then outstanding shares of capital stock of the Company; provided that existing interests of FCM and ICM shall not give rise to any termination right hereunder;
           (h)   by the Company, in accordance with the provisions of
Section 4.2(b); and
           (i) by the Company, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, at any time during the two-day period commencing at the close of business on the fifth calendar day (the "Determination Date") prior to the date scheduled for the Company Stockholders' Meeting, if the average of the daily last sale prices of Parent Common Stock as reported on the NYSE Composite Transactions reporting system (as reported in The Wall Street Journal or, if not reported therein, in another mutually agreed upon authoritative source) for the fifteen consecutive full trading days ending at the close of trading on the Determination Date (the "Average Closing Price") shall be less than $63.88; subject, however, to the following four sentences. If the Company elects to exercise its termi-nation right pursuant to this Section 7.1(i), it shall give prompt written notice to Parent; provided that such notice of election to terminate may be withdrawn at any time within the aforementioned two-day period or during the two-day period specified below. During the two-day period commencing with its receipt of such notice, Parent may elect to increase the Exchange Ratio to equal a number equal to a quotient (rounded to five decimal points), the numerator of which is the product of $63.88 and the Exchange Ratio (as then in effect) and the denominator of which is the Average Closing Price. If Parent makes an election contemplated by the preceding sentence within such two-day period, it shall give prompt written notice to the Company of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 7.1(i) and this Agreement shall remain in effect in accordance with its terms, except that any references in this Agreement to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this Section 7.1(i). If Parent declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the date hereof and the Determination Date, the prices for the Parent Common Stock shall be appropriately adjusted for the purposes of applying this Section 7.1(i).
           SECTION 7.2. Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company, other than the provisions of Section 3.1(s), 3.2(j), the last sentence of Section 5.2, Section 5.8, this Section 7.2 and Article VIII and except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.
           SECTION 7.3. Amendment. This Agreement may be amended by the parties at any time before or after the Company Stockholder Approval; provided, however, that after the Company Stockholder Approval there shall not be made any amendment that by law requires further approval by the stockholders of the Company without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.
           SECTION 7.4. Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.3, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing, signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.
           SECTION 7.5. Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to
Section 7.1, an amendment of this Agreement pursuant to Section 7.3 or an extension or waiver pursuant to Section 7.4 shall, in order to be effective, require in the case of Parent, Sub or the Company, action by its Board of Directors or the duly authorized designee of its Board of Directors.


                               ARTICLE VIII
                            GENERAL PROVISIONS

           SECTION 8.1. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time of the Merger.
           SECTION 8.2. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) or telecopy (with receipt acknowledged) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):
           (a)   if to Parent or Sub, to
                 Danaher Corporation
                 1250 24th Street, N.W.
                 Washington, D.C. 20037
                 Facsimile: (202) 828-0860
                 Attention: Patrick W. Allender
                 with a copy to:

                 Wachtell, Lipton, Rosen & Katz
                 51 West 52nd Street
                 New York, NY  10019
                 Facsimile:  (212) 403-2000
                 Attention:  Martin Lipton, Esq.
                 and a copy to:

                 Wilmer, Cutler & Pickering
                 2445 M Street, N.W.
                 Washington, DC  20037
                 Facsimile:  (202) 663-6363
                 Attention:  George P. Stamas, Esq.
           (b)   if to the Company, to

                 Fluke Corporation
                 6920 Seaway Boulevard
                 Everett, WA  98203
                 Facsimile: (425) 356-5256

                 Attention: Douglas McKnight
                 with a copy to:


                 Davis Wright Tremaine
                 2600 Century Square
                 1501 4th Avenue
                 Seattle, WA  98101
                 Facsimile:  (206) 628-7699
                 Attention:  Francis Kareken, Esq.

           SECTION 8.3.   Definitions.  For purposes of this Agreement:
           (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;
           (b) "material adverse change" or "material adverse effect" means, when used in connection with the Company or Parent, any changes or effects that is or would, individually or in the aggregate, reasonably be expected to be materially adverse to the business, assets, liabilities, condition (financial or otherwise) or results of operations of such party and its subsidiaries taken as a whole;
           (c) "person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity; and
           (d) a "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, more than 50% of the equity interests of which) is owned directly or indirectly by such first person.
           (e) Parent's "Expenses" shall mean all documented out-of-pocket fees and expenses incurred or paid by or on behalf of Parent in connection with or in contemplation of the Merger or the consummation of any of the transactions contemplated by this Agreement, including all fees and expenses of counsel, investment banking firms, accountants, experts and consultants to Parent.
           SECTION 8.4. Interpretation. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" and "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."
           SECTION 8.5. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.
           SECTION 8.6. Entire Agreement; No Third-Party Beneficiaries. This Agreement and the Confidentiality Agreement constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and except for the provisions of
Article II and Section 5.6, are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.
           SECTION 8.7. Governing Law. Except for Article I which shall be governed and construed in accordance with the laws of the State of Washington, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.
           SECTION 8.8. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.
           SECTION 8.9. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal or state court sitting in the State of Delaware.

           IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

Attest:                                DANAHER CORPORATION

                                       By: /S/ PATRICK W. ALLENDER
                                       Name: Patrick W. Allender
                                       Title:  Senior Vice President and
                                       Chief Financial Officer

                                       FALCON ACQUISITION CORP.

                                       By:/S/ PATRICK W. ALLENDER
                                       Name: Patrick W. Allender
                                       Title: President

                                       FLUKE CORPORATION

                                       By:/S/ WILLIAM G. PARZYBOK, JR.
                                       Name: William G. Parzybok, Jr.
                                       Title: Chairman of the Board and
                                       Chief Executive Officer

                                                          EXHIBIT 5.10

                        FORM OF AFFILIATE LETTER


Danaher Corporation
1250 24th Street, N.W.
Washington, D.C. 20037
Ladies and Gentlemen:
           I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of FLUKE CORPORATION, a Washington corporation (the "Company"), as the term "affiliate" is (i) defined within the meaning of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and/or (ii) used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Agreement and Plan of Merger dated as of April 2, 1998 (the "Agreement"), among Danaher Corporation, a Delaware corporation ("Parent"), Falcon Acquisition Corp., a Washington corporation ("Sub"), and the Company, Sub will be merged with and into the Company (the "Merger").
           In connection with the Merger, I am entitled to receive shares of common stock, par value $.01 per share, of Parent (the "Parent Shares") in exchange for shares (or options for shares) owned by me of common stock of the Company (the "Company Shares").
           I represent, warrant and covenant to Parent that in the event I receive any Parent Shares as a result of the Merger:
           (a) I shall not make any sale, transfer or other disposition of the Parent Shares in violation of the Act or the Rules and Regulations.
           (b) I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of Parent Shares, to the extent I felt necessary, with my counsel or counsel for the Company.
           (c) I have been advised that the issuance of Parent Shares to me pursuant to the Merger has been registered with the Commission under the Act on a Registration Statement on Form S-4. However, because I have been advised that, at the time the Merger is submitted for a vote of the stockholders of the Company, (a) I may be deemed to be an affiliate of the Company, and (b) other than as set forth in the Agreement, the distribution by me of the Parent Shares has not been registered under the Act, I will not sell, transfer, hedge, encumber or otherwise dispose of Parent Shares issued to me in the Merger unless (i) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, (ii) such sale, transfer or other disposition has been made pursuant to an effective registration statement under the Act, or
(iii) in the opinion of counsel reasonably acceptable to Parent or as described in a "no-action" or interpretive letter from the Staff of the Commission, such sale, transfer or other disposition is otherwise exempt from registration under the Act.
           (d) I understand that Parent is under no obligation, other than as set forth in the Agreement, to register the sale, transfer or other disposition of the Parent Shares by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available solely as a result of the Merger.
           (e) I also understand that there will be placed on the Certificates for the Parent Shares issued to me, or any substitutions therefor, a legend stating in substance:
THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE REGISTERED HOLDER HEREOF AND DANAHER CORPORATION, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF DANAHER CORPORATION.
           (f) I also understand that unless a sale or transfer is made in conformity with the provisions of Rule 145, or pursuant to a registration statement, Parent reserves the right to put the following legend on the certificates issued to my transferee:
THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933.
           It is understood and agreed that the legends set forth in paragraphs (e) and (f) above shall be removed by delivery of substitute certificates without such legend if the undersigned shall have delivered to Parent a copy of a letter from the staff of the Commission, or an opinion of counsel reasonably satisfactory to Parent in form and substance reasonably satisfactory to Parent, to the effect that such legend is not required for purposes of the Act.
           I further represent to, and covenant with, Parent that I will not, during the 30 days prior to the Effective Time (as defined in the Agreement), sell, transfer, hedge, encumber or otherwise dispose or reduce my rights with respect to of the Company Shares or shares of the capital stock of Parent that I may hold and, furthermore, that I will not sell, transfer, hedge, encumber or otherwise dispose of or reduce my rights with respect to Parent Shares received by me in the Merger or any other shares of the capital stock of Parent until after such time as results covering at least 30 days of combined operations of the Company and Parent have been published by Parent, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q, or 8-K, or any other public filing or announcement which includes such combined results of operations.
           Execution of this letter should not be considered an admission on my part that I am an "affiliate" of the Company as described in the first paragraph of this letter, or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

                                     Very truly yours,
                                     Name:

Accepted this       day of
         , 1998, by
DANAHER CORPORATION
By
      Name:
      Title:


          STOCK OPTION AGREEMENT, dated April 24, 1998, between FLUKE CORPORATION, a Washington corporation ("Issuer"), and DANAHER
CORPORATION, a Delaware corporation ("Grantee").

                            W I T N E S S E T H:

          WHEREAS, Grantee and Issuer have entered into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement"), which agreement has been executed by the parties hereto immediately prior to this Stock Option Agreement (the "Agreement"); and

          WHEREAS, as a condition to Grantee's entering into the Merger Agreement and in consideration therefor, Issuer has agreed to grant Grantee the Option (as hereinafter defined);

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

          1. (a) Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to 3,636,874 fully paid and nonassessable shares of Issuer's Common Stock, par value $.25 per share ("Common Stock"), at a price of $34.00 per share (the "Option Price"); provided, however, that in no event shall the number of shares of Common Stock for which this Option is exercisable exceed 19.9% of the Issuer's issued and outstanding shares of Common Stock without giving effect to any shares subject to or issued pursuant to the Option. The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

          (b) In the event that any additional shares of Common Stock are either (i) issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement) or (ii) redeemed, repurchased, retired or otherwise cease to be outstanding after the date of the Agreement, the number of shares of Common Stock subject to the Option shall be increased or decreased, as appropriate, so that, after such issuance, such number equals 19.9% of the number of shares of Common Stock then issued and outstanding without giving effect to any shares subject or issued pursuant to the Option. Nothing contained in this Section 1(b) or elsewhere in this Agreement shall be deemed to authorize Issuer or Grantee to breach any provision of the Merger Agreement.

          2. (a) The holder or holders of the Option (the "Holder") may exercise the Option, in whole or part, and from time to time, if, but only if, a Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of an Exercise Termination Event (as hereinafter defined), provided that the Holder shall have sent the written notice of such exercise (as provided in subsection (e) of this Section 2) within 180 days following such Triggering Event.

          (b) Each of the following shall be an "Exercise Termination Event": (i) the Effective Time of the Merger; (ii) termination of the Merger Agreement in accordance with the provisions thereof unless (A) such termination follows the occurrence of a Triggering Event, (B) such termination is by Grantee pursuant to Section 7.1(b) of the Merger Agreement (if the breach by Issuer giving rise to such right of termination is willful) or (C) such termination is by Issuer pursuant to
Section 7.1(h) of the Merger Agreement; or (iii) the passage of 12 months after termination of the Merger Agreement if (A) such termination follows the occurrence of a Triggering Event, (B) such termination is by Grantee pursuant to Section 7.1(b) of the Merger Agreement (if the breach by Issuer giving rise to such right of termination is willful) or
(C) such termination is by Issuer pursuant to Section 7.1(h) of the Merger Agreement.

          (c) The term "Triggering Event" shall mean any event or transaction entitling the Grantee to terminate the Merger Agreement pursuant to (i) Section 7.1(g)(i) or 7.1(g)(ii) thereof or (ii) Section 7.1(g)(iii) thereof; provided that such event or transaction shall only be a Triggering Event if any person or "group" acquiring beneficial ownership of more than 10% of the outstanding shares of capital stock of the Company shall have refused or failed to deliver to Grantee upon request a binding commitment reasonably satisfactory in form and substance to Grantee to the effect that such acquisition is purely for investment purposes and that such person or the members of such "group" shall not take any action that may frustrate the transactions contemplated by the Merger Agreement.

          (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Triggering Event which it has notice, it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

          (e) (e) In the event the Holder is entitled to and wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (the "Closing Date"); provided that if prior approval of the Federal Trade Commission under, or the passage of the waiting period under, the HSR Act, or prior approval from any other regulatory agency is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

          (f)  At the closing referred to in subsection (e) of this
Section 2, the Holder shall pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer, provided that failure or refusal of Issuer to designate such a bank account shall not preclude the Holder from exercising the Option.

          (g) At such closing, simultaneously with the delivery of immediately available funds as provided in subsection (f) of this
Section 2, Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Option should be exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder, and the Holder shall deliver to Issuer a copy of this Agreement and a letter agreeing that the Holder will not offer to sell or otherwise dispose of such shares in violation of applicable law or the provisions of this Agreement.

          (h) Certificates for Common Stock delivered at a closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:

"The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and Issuer and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor."

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "1933 Act"), in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the 1933 Act;
(ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses
(i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

          (i) Upon the giving by the Holder to Issuer of the written notice of exercise of the Option provided for under subsection (e) of this Section 2 and the tender of the applicable purchase price in immediately available funds, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

          3. Issuer agrees: (i) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer; (ii) promptly to take all action as may from time to time be required (including complying with all premerger notification, reporting and waiting period requirements under the HSR Act) in order to permit the Holder to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto; (iii) that if a Triggering Event shall have occurred prior to the occurrence of an Exercise Termination Event, the Issuer shall use its best efforts to obtain additional authorized but unissued shares which are free of preemptive rights so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock and
(iv) promptly to take all action provided herein to protect the rights of the Holder against dilution.

          4. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any Stock Option Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

          5. In addition to the adjustment in the number of shares of Common Stock that are purchasable upon exercise of the Option pursuant to Section 1 of this Agreement, the number of shares of Common Stock purchasable upon the exercise of the Option and the Option Price shall be subject to adjustment from time to time as provided in this Section
5. In the event of any change in, or distributions in respect of, the Common Stock by reason of stock dividends, splitups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares, distributions on or in respect of the Common Stock that would be prohibited under the terms of the Merger Agreement, or the like, the type and number of shares of Common Stock purchasable upon exercise hereof and the Option Price shall be appropriately adjusted in such man-ner as shall fully preserve the economic benefits provided hereunder and proper provision shall be made in any agreement governing any such transaction to provide for such proper adjustment and the full satisfaction of the Issuer's obligations hereunder.

          6. Upon the occurrence of a Triggering Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee delivered within 90 days of such Triggering Event (whether on its own behalf or on behalf of any subsequent holder of this Option (or part thereof) or any of the shares of Common Stock issued pursuant hereto), promptly prepare, file and keep current a shelf registration statement under the 1933 Act covering this Option and any shares issued and issuable pursuant to this Option and shall use its reasonable best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of this Option and any shares of Common Stock issued upon total or partial exercise of this Option ("Option Shares") in accordance with any plan of disposition requested by Grantee. Issuer will use its reasonable best efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. Grantee shall have the right to demand two such registrations. The foregoing notwithstanding, if, at the time of any request by Grantee for registration of the Option or Option Shares as provided above, Issuer is in registration with respect to an underwritten public offering of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering the inclusion of the Holder's Option or Option Shares would interfere with the successful marketing of the shares of Common Stock offered by Issuer, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; and provided, however, that after any such required reduction the number of Option Shares to be included in such offering for the account of the Holder shall constitute at least 25% of the total number of shares to be sold by the Holder and Issuer in the aggregate; and provided further, however, that if such reduction occurs, then the Issuer shall file a registration statement for the balance as promptly as practical and no reduction shall thereafter occur. In addition, the Board of Directors of the Issuer may delay the filing of any such registration statement for up to 30 days by giving notice to the Grantee if, in the good faith determination of the Board, at the time of a request for registration hereunder, the Issuer has pending any material financing, acquisition, reorganization or other corporate transaction which would be required to be disclosed prematurely to the material detriment of the Issuer. Each such Holder shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If requested by any such Holder in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in secondary offering underwriting agreements for the Issuer. Upon receiving any request under this Section 6 from any Holder, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies. Notwithstanding anything to the contrary contained herein, in no event shall Issuer be obligated to effect more than two registrations pursuant to this Section 6 by reason of the fact that there shall be more than one Grantee as a result of any assignment or division of this Agreement.

          7. (a) Immediately prior to the occurrence of a Repurchase Event (as defined below), (i) following a request of the Holder, delivered prior to an Exercise Termination Event, Issuer (or any successor thereto) shall repurchase the Option from the Holder at a price (the "Option Repurchase Price") equal to the amount by which (A) the Market/Offer Price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which this Option may then be exercised (provided that, notwithstanding anything to the contrary, if the Issuer shall not have sufficient additional authorized but unissued shares or treasury shares of Common Stock so that the Option may be exercised in full, the Option Repurchase Price shall be calculated as if there were sufficient shares which were authorized but unissued so that the Option could be exercised in full) and (ii) at the request of the owner of Option Shares from time to time (the "Owner"), delivered within 90 days of such occurrence (or such later period as provided in Section
10), Issuer shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to the Market/Offer Price multiplied by the number of Option Shares so designated. The term "Market/Offer Price" shall mean the highest of (i) the price per share of Common Stock at which a tender offer or exchange offer therefor has been made, (ii) the price per share of Common Stock to be paid by any third party pursuant to an agreement with Issuer, (iii) the highest closing price for shares of Common Stock within the six-month period immediately preceding the date the Holder gives notice of the required repurchase of this Option or the Owner gives notice of the required repurchase of Option Shares, as the case may be, or (iv) in the event of a sale of all or a substantial portion of Issuer's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, and reasonably acceptable to the Issuer, divided by the number of shares of Common Stock of Issuer outstanding at the time of such sale; provided, however, that if and to the extent the operation of this
Section 7 would require a shareholder vote pursuant to Article V of the Restated Articles of Incorporation of the Issuer (the "Articles"), the Market/Offer Price shall be no higher than the Market Price (as defined in the Articles). In determining the Market/Offer Price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by the Holder or Owner, as the case may be, and reasonably acceptable to the Issuer.

          (b) The Holder and the Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option and any Option Shares pursuant to this Section 7 by surrendering for such purpose to Issuer, at its principal office, a copy of this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that the Holder or the Owner, as the case may be, elects to require Issuer to repurchase this Option and/or the Option Shares in accordance with the provisions of this Section 7. No later than the later to occur of (x) five business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto and (y) the time that is immediately prior to the occurrence of a Repurchase Event, Issuer shall deliver or cause to be delivered to the Holder the Option Repurchase Price and/or to the Owner the Option Share Repurchase Price therefor or the portion thereof, if any, that Issuer is not then prohibited under applicable law and regulation from so delivering.

          (c) To the extent that Issuer is prohibited under applicable law or regulation from repurchasing the Option and/or the Option Shares in full, Issuer shall immediately so notify the Holder and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to the Holder and/or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of repurchase pursuant to paragraph (b) of this Section 7 is prohibited under applicable law or regulation from delivering to the Holder and/or the Owner, as appropriate, the Option Repurchase Price and the Option Share Repurchase Price, respectively, in full (and Issuer hereby undertakes to use its best efforts to obtain all required regulatory and legal approvals and to file any required notices, in each case as promptly as practicable in order to accomplish such repurchase), the Holder or Owner may revoke its notice of repurchase of the Option or the Option Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly (i) deliver to the Holder and/or the Owner, as appropriate, that portion of the Option Repurchase Price or the Option Share Repurchase Price that Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either
(A) to the Holder, a new Stock Option Agreement evidencing the right of the Holder to purchase that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Stock Option Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the portion thereof theretofore delivered to the Holder and the denominator of which is the Option Repurchase Price, or (B) to the Owner, a certificate for the Option Shares it is then so prohibited from repurchasing.

          (d) For purposes of this Section 7, a "Repurchase Event" shall be deemed to have occurred (i) upon the consummation of any merger, consolidation or similar transaction involving Issuer or any purchase, lease or other acquisition of all or a substantial portion of the assets of Issuer, or (ii) upon the acquisition by any person of beneficial ownership of 50% or more of the then outstanding shares of Common Stock, provided that no such event shall constitute a Repurchase Event unless a Triggering Event shall have occurred prior to an Exercise Termination Event.

          (e) Notwithstanding anything herein or in the Merger Agreement to the contrary, the sum of (x) the amounts payable to Grantee pursuant to Section 5.8(b) of the Merger Agreement and (y) the value of this Option to the Holder or Holders hereof (which for purposes of this Section shall be the Option Repurchase Price) shall not exceed
$20,000,000.   If the sum of the amounts to which Grantee would be
entitled under Section 5.8(b) of the Merger Agreement and the value of this Option is greater than $20,000,000 in the aggregate on the date Grantee would be entitled to demand payment of the Termination Fee and the Expense Fee (each as defined in the Merger Agreement), then the amount which the Company shall be obligated to pay Grantee under Section 5.8(b) of the Merger Agreement and the holder or holders (on a pro rata basis) of this Option or the Option Shares shall be limited to $20,000,000 and Grantee shall indicate to the Company how such amount shall be allocated between the Termination Fee, the Expense Fee and the Option Repurchase Price

          8. (a) In the event that prior to an Exercise Termination Event, Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or one of its Subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its Subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger represent less than 50% of the outstanding voting shares and voting share equivalents of the merged company, or
(iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its Subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of the Holder, of either (x) the Acquiring Corporation (as hereinafter defined) or (y) any person that controls the Acquiring Corporation.

          (b)  The following terms have the meanings indicated:

          (1) "Acquiring Corporation" shall mean (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (ii) Issuer in a merger in which Issuer is the continuing or surviving person, and (iii) the transferee of all or substantially all of Issuer's assets.

          (2) "Substitute Common Stock" shall mean the common stock issued by the issuer of the Substitute Option upon exercise of the Substitute Option.

          (3)  "Assigned Value" shall mean the Market/Offer
Price, as defined in Section 7.

          (4) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be com-puted with respect to a share of common stock issued by the person merging into Issuer or by any company which controls or is controlled by such person, as the Holder may elect.

          (c) The Substitute Option shall have the same terms as the Option, provided, that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to the Holder. The issuer of the Substitute Option shall also enter into an agreement with the then Holder or Holders of the Substitute Option in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

          (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to the Assigned Value multiplied by the number of shares of Common Stock for which the Option is then exercisable, divided by the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock for which the Option is then exercisable and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

          (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise but for this clause (e), the issuer of the Substitute Option (the "Substitute Option Issuer") shall make a cash payment to Holder equal to the excess of
(i) the value of the Substitute Option without giving effect to the limitation in this clause (e) over (ii) the value of the Substitute Op-tion after giving effect to the limitation in this clause (e). This difference in value shall be determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, and reasonably acceptable to the Acquiring Corporation.

          (f) Issuer shall not enter into any transaction described in subsection (a) of this Section 8 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder.

          9.  (a)  At the request of the holder of the Substitute
Option (the "Substitute Option Holder"), the Substitute Option Issuer shall repurchase the Substitute Option from the Substitute Option Holder at a price (the "Substitute Option Repurchase Price") equal to (x) the amount by which (i) the Highest Closing Price (as hereinafter defined) exceeds (ii) the exercise price of the Substitute Option, multiplied by the number of shares of Substitute Common Stock for which the Substitute Option may then be exercised plus (y) Grantee's reasonable out-of-pocket expenses (to the extent not previously reimbursed), and at the request of the owner (the "Substitute Share Owner") of shares of Substitute Common Stock (the "Substitute Shares"), the Substitute Option Issuer shall repurchase the Substitute Shares at a price (the "Substitute Share Repurchase Price") equal to (x) the Highest Closing Price multiplied by the number of Substitute Shares so designated plus (y) Grantee's reasonable Out-of-Pocket Expenses (to the extent not previously reimbursed). The term "Highest Closing Price" shall mean the highest closing price for shares of Substitute Common Stock within the six-month period immediately preceding the date the Substitute Option Holder gives notice of the required repurchase of the Substitute Option or the Substitute Share Owner gives notice of the required repurchase of the Substitute Shares, as applicable.

          (b) The Substitute Option Holder and the Substitute Share Owner, as the case may be, may exercise their respective rights to require the Substitute Option Issuer to repurchase the Substitute Option and the Substitute Shares pursuant to this Section 9 by surrendering for such purpose to the Substitute Option Issuer, at its principal office, the agreement for such Substitute Option (or, in the absence of such an agreement, a copy of this Agreement) and certificates for Substitute Shares accompanied by a written notice or notices stating that the Substitute Option Holder or the Substitute Share Owner, as the case may be, elects to require the Substitute Option Issuer to repurchase the Substitute Option and/or the Substitute Shares in accordance with the provisions of this Section 9. As promptly as practicable, and in any event within five business days after the surrender of the Substitute Option and/or certificates representing Substitute Shares and the receipt of such notice or notices relating thereto, the Substitute Option Issuer shall deliver or cause to be delivered to the Substitute Option Holder the Substitute Option Repurchase Price and/or to the Substitute Share Owner the Substitute Share Repurchase Price therefor or, in either case, the portion thereof which the Substitute Option Issuer is not then prohibited under applicable law and regulation from so delivering.

          (c) To the extent that the Substitute Option Issuer is prohibited under applicable law or regulation from repurchasing the Substitute Option and/or the Substitute Shares in part or in full, the Substitute Option Issuer following a request for repurchase pursuant to this Section 9 shall immediately so notify the Substitute Option Holder and/or the Substitute Share Owner and thereafter deliver or cause to be delivered, from time to time, to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the portion of the Substitute Share Repurchase Price, respectively, which it is no longer prohibited from delivering, within five business days after the date on which the Substitute Option Issuer is no longer so prohibited; provided, however, that if the Substitute Option Issuer is at any time after delivery of a notice of repurchase pursuant to subsection (b) of this Section 9 prohibited under applicable law or regulation from delivering to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the Substitute Option Repurchase Price and the Substitute Share Repurchase Price, respectively, in full (and the Substitute Option Issuer shall use its best efforts to obtain all required regulatory and legal approvals, in each case as promptly as practicable in order to accomplish such repurchase), the Substitute Option Holder or Substitute Share Owner may revoke its notice of repurchase of the Substitute Option or the Substitute Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, the Substitute Option Issuer shall promptly (i) deliver to the Substitute Option Holder or Substitute Share Owner, as appropriate, that portion of the Substitute Option Repurchase Price or the Substitute Share Repurchase Price that the Substitute Option Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Substitute Option Holder, a new Substitute Option evidencing the right of the Substitute Option Holder to purchase that number of shares of the Substitute Common Stock obtained by multiplying the number of shares of the Substitute Common Stock for which the surrendered Substitute Option was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Substitute Option Repurchase Price less the portion thereof theretofore delivered to the Substitute Option Holder and the denominator of which is the Substitute Option Repurchase Price, or (B) to the Substitute Share Owner, a certificate for the Substitute Common Shares it is then so prohibited from repurchasing.

          10. The 90-day period for exercise of certain rights under Sections 2, 6, 7 and 13 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and for the expiration of all statutory waiting periods; and (ii) to the extent necessary to avoid liability under Section 16(b) of the 1934 Act by reason of such exercise.

          11. Issuer hereby represents and warrants to Grantee as follows:

          (a) Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Issuer.

          (b) Subject to Section 3, Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrance and security interests and not subject to any preemptive rights.

          (c)  Issuer has entered into an amendment to the Rights
Agreement providing that the entering into of this Option Agreement, the acquisition of shares of Common Stock hereunder and the other transactions contemplated hereby do not and will not result in the grant of any rights to any person under the Rights Agreement or enable or require the Rights to be exercised, distributed or triggered.

          12.  Grantee hereby represents and warrants to Issuer that:

          (a) Grantee has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee. This Agreement has been duly executed and delivered by Grantee.

          (b) The Option is not being, and any shares of Common Stock or other securities acquired by Grantee upon exercise of the Option will not be, acquired with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act.

          13. Neither of the parties hereto may assign any of its rights or obligations under this Option Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event a Triggering Event shall have occurred prior to an Exercise Termination Event, Grantee, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder within 90 days following such Triggering Event (or such later period as provided in Section 10).

          14. Each of Grantee and Issuer will use its best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including without limitation making all required filings under the HSR Act and making application to list the shares of Common Stock issuable hereunder on the New York Stock Exchange upon official notice of issuance.

          15. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief.

          16. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire, or Issuer is not permitted to repurchase pursuant to Section 7, the full number of shares of Common Stock provided in Section 1(a) hereof (as adjusted pursuant to Section 1(b) or 5 hereof), it is the express intention of Issuer to allow the Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

          17. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by cable, telegram, telecopy or telex, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Merger Agreement.

          18. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

          19. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

          20. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

          21. Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors except as assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

          22. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Merger Agreement.

          23. Any provision of this instrument applicable to or for the benefit of the Holder hereof or the Owner of Option Shares shall, if there be more than one Holder or Owner, apply to the Holders or the Owners on a pro rata basis in accordance with their economic interests in the Option or the Option Shares.


          IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

FLUKE CORPORATION                     DANAHER CORPORATION
as Issuer                             as Grantee


By: /S/ WILLIAM G. PARZYBOK, JR.      By: /S/  PATRICK W. ALLENDER
Name:  William G. Parzybok, Jr.       Name:  Patrick W. Allender
Title: Chairman of the Board and      Title: Senior Vice President and
       Chief Executive Officer               Chief Financial Officer



               THE TRANSFER OF THIS AGREEMENT IS SUBJECT TO
                CERTAIN PROVISIONS CONTAINED HEREIN AND TO
                       RESALE RESTRICTIONS UNDER THE
                    SECURITIES ACT OF 1933, AS AMENDED


                    STOCKHOLDERS SUPPORT AGREEMENT

           STOCKHOLDERS SUPPORT AGREEMENT, dated as of April 24, 1998, by and among DANAHER CORPORATION, a Delaware corporation ("Parent"), on the one hand, and each of David L Fluke, John M. Fluke, Jr. and Fluke Capital and Management Services Company, a Washington limited partnership ("FCMS") (each a "Stockholder" and, collectively, the "Stockholders"), on the other hand. Each Stockholder is executing this Agreement in its capacity as a stockholder of FLUKE CORPORATION, a Washington corporation (the "Company").

           WHEREAS, Parent, FALCON ACQUISITION CORP., a Washington corporation and a wholly owned subsidiary of Parent ("Sub"), and the Company, are entering into an Agreement and Plan of Merger (the "Merger Agreement"; capitalized terms used without definition herein having the meanings ascribed thereto in the Merger Agreement) under which the stockholders will receive substantial value for their interest in the Company;

           WHEREAS, a significant portion of the goodwill and value of the Company resides in the "Fluke" tradename;

           WHEREAS, each individual Stockholder is a director of the Company, who possesses significant knowledge and information about and expertise in the Company Business (as defined below) which is extremely valuable to competitors of the Company, and accordingly, in order to induce Parent to enter into the Merger Agreement and to provide Parent with the full value of its investment in the Company through the Merger, Parent has requested that each Stockholder make, and each Stockholder has agreed to make, the commitments herein set forth;

           NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

           Section 1. Agreement to Support Transaction. Until the earlier of the Effective Time and the termination of this Agreement in accordance with its terms: (a) Each Stockholder hereby agrees that it shall vote, or shall cause to be voted, in person or by proxy, at the Company Stockholders' Meeting, any other meeting of stockholders of the Company held prior to the earlier of the Effective Time and the termination of this Agreement or, in each case, any adjournment or postponement thereof, all Shares, and any other voting securities of the Company (whether acquired heretofore or hereafter) that are beneficially owned by such Stockholder or its affiliates or as to which such Stockholder or any of its affiliates has, directly or indirectly, the right to vote or control, (i) in favor of approval and adoption of the Merger Agreement, the Merger, the other transactions contemplated by the Merger Agreement and any action required in furtherance thereof, (ii) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company contained in the Merger Agreement, and (iii) against any Alternative Transaction or any other proposal that is inconsistent with or would interfere with the Merger or the other transactions contemplated by the Merger Agreement.

           (b) Each Stockholder agrees that it will not, and will not permit any company, trust or other entity controlled by such Stockholder to, and will not permit any of its affiliates to, contract to sell, sell, pledge, encumber or otherwise transfer or dispose of any of the Shares beneficially owned by it or any interest therein or securities convertible thereinto or any voting rights with respect thereto, other than (i) pursuant to the Merger or (ii) with Parent's prior written consent.

           (c) Each Stockholder hereby revokes any and all previous proxies with respect to such Stockholder's Shares or any other voting securities of the Company.

           (d) Each Stockholder hereby agrees to, will cause any company, trust or other entity controlled by such Stockholder to, and will cause its affiliates to, cooperate fully with Parent in connection with the Merger Agreement and the transactions contemplated thereby. Each Stockholder agrees that neither it nor any of its officers, employees, representatives, agents or Affiliates will, directly or indirectly, encourage, solicit or engage in discussions or negotiations with any third party (other than Parent) concerning any Takeover Proposal, other than the transactions contemplated hereby and by the Merger Agreement. Each such Stockholder shall immediately request that any Person that has received directly or indirectly from such Stockholder any confidential information involving the Company or any of its Subsidiaries return all copies thereof to the Company and shall, and shall cause its Subsidiaries, officers, employees, representatives, agents and Affiliates to, terminate all discussions or negotiations with any Person with respect to any Takeover Proposal. Each such Stockholder will notify Parent immediately of any inquiries or proposals with respect to any such transaction that are received by, or any such negotiations or discussions of which it is aware that are sought to be initiated with, such Stockholder or any of its Affiliates or the Company or any of its Subsidiaries, will advise Parent of the identity of any Person making any such Takeover Proposal and of the terms thereof and shall keep Parent apprised with respect to all matters relating thereto.

           (e) Each individual Stockholder is signing this Agreement solely in his capacity as a record holder and beneficial owner of Shares and nothing herein shall limit or affect any actions taken by a Stockholder in his capacity as an officer or director of the Company, subject to the provisions of the Merger Agreement.

           Section 2. Rule 145; Pooling Letter. Each Stockholder is on the date hereof executing, and shall cause each of its controlled Affiliates identified as Affiliates of the Company on the Company's letter referred to in Section 5.10 of the Merger Agreement to execute by the thirtieth day prior to the Effective Time, a written agreement in the form attached as Exhibit 5.10 to the Merger Agreement (relating to compliance with Rule 145 and pooling rules).

           Section 3. Tax Representations. Each Stockholder shall deliver to Parent's counsel and the Company's counsel, if so requested by such counsel, respectively, a certificate setting forth such representations as are customary to be given by shareholders in transactions such as the Merger in connection with the opinions contemplated by Sections 6.2(d) and 6.3(c) of the Merger Agreement.

           Section 4. Covenant Not to Compete. (a) Each Stockholder agrees that, commencing at the Effective Time and continuing until the third anniversary of the Effective Time, he shall not carry on or participate in the design, manufacture or marketing of electronic test tools (any such activities being referred to herein as "Company Business") or in any business in competition with the Company Business, as conducted by the Company on the date hereof in any country in which the Company operates. Each Stockholder shall not, whether or not for compensation, engage in any Company Business, or assist or advise any other Person in such Person's conduct of any Company Business, whether as a director, officer, employee, consultant, adviser, independent contractor or otherwise; provided, however, that the Stockholders shall not be prohibited from owning up to five percent (5%) of the outstanding securities in any Person that is engaged in any Company Business as a passive investor.

           (b) Each Stockholder agrees that, commencing at the Effective Time and continuing until the fifth anniversary of the Effective Time, he shall not (i) lend or allow his name or reputation to be used in or to promote any Company Business, other than for the benefit Parent and its Affiliates (including the Company); or (ii) solicit, divert or attempt to divert from Parent and its Affiliates any business constituting, or any customer of, or any supplier of, any part of the Company Business then conducted by the Company, Parent or any of their Affiliates.

           Section 5. Covenant Not to Solicit. In addition to the foregoing, each Stockholder further agrees that he shall not, commencing at the Effective Time and continuing until the fifth anniversary of the Effective Time, induce or attempt to induce any Person (i) engaged or employed currently or within the prior 12 months (whether part-time or full-time) by the Company or any of its Affiliates to leave the employ of or engagement with the Company, or its Affiliates, as the case may be, or to cease providing the services to or on behalf of the Company or its Affiliates, as the case may be, then provided by such Person, or in any other manner seek to engage, employ or contract for the services of, any such Person (whether or not for compensation) in any capacity, or
(ii) that is then or has been within the prior 12 months a customer or supplier with respect to any Company Business to interfere, in any way, directly or indirectly, with the business relationship between the Company or any of its Affiliates and any such customer.

           Section 6. Representations as to Stock Ownership. Each Stockholder, as to such Stockholder, represents and warrants to Parent that Schedule I hereto sets forth, opposite such Stockholder's name, the number and type of Shares or other securities of the Company of which such Stockholder is the record or beneficial owner (including, in the case of the individual Stockholders, through FCMS in which the Stockholders are general partners). Such Stockholder is the lawful owner of such Shares, free and clear of all liens, charges, encumbrances, voting agreements and commitments of every kind, except as may be disclosed on Schedule I. FCMS is, and shall remain through the Effective Time, under the common control of the Stockholders for purposes of the Stockholders' obligations herein set forth, and no other person has or shares voting or investment power (determined in accordance with Rule 13d-3 under the Exchange Act) with respect to the Partnership or the Shares owned by it.

           Section 7. Effectiveness and Termination. In the event the Merger Agreement is terminated in accordance with its terms, this Agreement shall automatically terminate and be of no further force or effect; provided, however, that if this Merger Agreement is terminated under circumstances in which a Termination Fee shall be payable under
Section 5.8 of the Merger Agreement, then this Agreement shall only terminate upon the payment in full by the Company of all amounts payable pursuant to said Section 5.8. Upon such termination, except for any rights any party may have in respect of any breach by any other party of its obligations hereunder, none of the parties hereto shall have any further obligation or liability hereunder.

           Section 8.   Miscellaneous.

           (a) Notices, Etc. All notices, requests, demands or other communications required by or otherwise with respect to this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally (by courier service or otherwise) or when delivered by telecopy (with receipt acknowledged), to Parent at Danaher Corporation, 1250 24th Street, N.W., Washington, D.C. 20037, or to any Stockholder at his address set forth in the records of the Company, with a copy to C. Kent Carlson, Esq., Preston, Gates & Ellis, LLP, 5000 Columbia Seafirst Center, 701 Fifth Avenue, Seattle, Washington 98104-7011, Telecopy (206) 623-7022, or to such other address as any such party shall have designated by notice so given to each other party.

           (b) Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated except by an instrument in writing signed by each party hereto. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

           (c) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Any transfer of Shares notwithstanding, the transferor shall remain liable for the performance of all obligations under this Agreement of transferor.

           (d) Entire Agreement. This Agreement (together with the Merger Agreement and the other agreements and documents expressly contemplated hereby and thereby) embodies the entire agreement and understanding among the parties relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. There are no representations, warranties or covenants by the parties hereto relating to such subject matter other than those expressly set forth in this Agreement and the Merger Agreement.

           (e) Severability. If any term of this Agreement or the application thereof to any party or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such term to the other parties or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by applicable law, provided that, in such event, the parties shall negotiate in good faith in an attempt to agree to another provision (in lieu of the term or application held to be invalid or unenforceable) that will be valid and enforceable and will carry out the parties' intentions hereunder.

           (f) Specific Performance. The parties acknowledge that money damages are not an adequate remedy for violations of this Agreement and that any party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief or any requirement for a bond. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

           (g) Governing Law; Jurisdiction. This Agreement and all disputes hereunder shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to principles of conflicts of law. Each party hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery in the State of Delaware or the United States District Court of Delaware in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this paragraph (g) and shall not be deemed to be a general submission to the jurisdiction of said Courts or in the State of Delaware other than for such purposes. Each party hereto hereby waives any right to a trial by jury in connection with any such action, suit or proceeding.

           (h)   Name, Captions, Gender.  The name assigned this
Agreement and the section captions used herein are for convenience of reference only and shall not affect the interpretation or construction hereof. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms.

           (i) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, the parties hereto.


           IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                               DANAHER CORPORATION

                               By: /S/ PATRICK W. ALLENDER


                               FLUKE CAPITAL AND MANAGEMENT SERVICES
                               COMPANY


                               By:  Fluke Management Corporation, G.P.

                               By:  /S/ MARGARET HOFMAN, PRESIDENT
                                    General Partner

                                    /S/ DAVID L. FLUKE
                                    David L. Fluke

                                    /S/ JOHN M. FLUKE, JR.
                                    John M. Fluke, Jr.


                                Schedule I

                            SHARE OWNERSHIP


Name of Shareholder                Shares Owned Beneficially

                                 Shares                  Options

David L. Fluke                 1,989,508                  9,800

John M. Fluke, Jr.             1,957,146                  1,800

Fluke Capital Management
 Services Company              1,862,792                      0


          Total



Name of Shareholder                Shares Owned Of Record

                                 Shares                  Options

David L. Fluke                    70,000                  9,800

John M. Fluke, Jr.                37,638                  1,800

Fluke Capital Management
 Services Company              1,862,792                      0


          Total


Various shares held by FCMS have been pledged in connection to loans to FCMS. At closing all Fluke shares will be free and clear.


                      STOCKHOLDERS SUPPORT AGREEMENT

          STOCKHOLDERS SUPPORT AGREEMENT, dated as of April 24, 1998, by and among DANAHER CORPORATION, a Delaware corporation ("Parent"), on the one hand, and each of the stockholders listed below (each a "Stockholder" and, collectively, the "Stockholders"), on the other hand. Each Stockholder is executing this Agreement in its capacity as a stockholder of FLUKE CORPORATION, a Washington corporation (the
"Company").

          WHEREAS, Parent, FALCON ACQUISITION CORP., a Washington corporation and a wholly owned subsidiary of Parent ("Sub"), and the Company, are entering into an Agreement and Plan of Merger (the "Merger Agreement"; capitalized terms used without definition herein having the meanings ascribed thereto in the Merger Agreement);

          WHEREAS, each Stockholder is recognized as a leading executive in the electronic test tool industry, who possesses significant knowledge and information about and expertise in the Company Business (as defined below) which is extremely valuable to competitors of the Company, and accordingly, in order to induce Parent to enter into the Merger Agreement and to provide Parent with the full value of its investment in the Company through the Merger, Parent has requested that each Stockholder make, and each Stockholder has agreed to make, the commitments herein set forth;

          NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

          Section 1. Agreement to Support Transaction. (a) Each Stockholder hereby agrees that it shall vote, or shall cause to be voted, in person or by proxy, at the Company Stockholders' Meeting, any other meeting of stockholders of the Company held prior to the earlier of the Effective Time and the termination of this Agreement or, in each case, any adjournment or postponement thereof, all Shares, and any other voting securities of the Company (whether acquired heretofore or hereafter) that are beneficially owned by such Stockholder or its affiliates or as to which such Stockholder or any of its affiliates has, directly or indirectly, the right to vote or control, (i) in favor of approval and adoption of the Merger Agreement, the Merger, the other transactions contemplated by the Merger Agreement and any action required in furtherance thereof, (ii) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company contained in the Merger Agreement, and
(iii) against any Alternative Transaction or any other proposal that is inconsistent with or would interfere with the Merger or the other transactions contemplated by the Merger Agreement.

          (b) Each Stockholder agrees that it will not, and will not permit any company, trust or other entity controlled by such Stockholder to, and will not permit any of its affiliates to, contract to sell, sell, pledge, encumber or otherwise transfer or dispose of any of the Shares beneficially owned by it or any interest therein or securities convertible thereinto or any voting rights with respect thereto, other than (i) pursuant to the Merger or (ii) with Parent's prior written consent.

          (c) Each Stockholder hereby revokes any and all previous proxies with respect to such Stockholder's Shares or any other voting securities of the Company.

          (d) Each Stockholder hereby agrees to, will cause any company, trust or other entity controlled by such Stockholder to, and will cause its affiliates to, cooperate fully with Parent in connection with the Merger Agreement and the transactions contemplated thereby. Each Stockholder agrees that neither it nor any of its officers, employees, representatives, agents or Affiliates will, directly or indirectly, encourage, solicit or engage in discussions or negotiations with any third party (other than Parent) concerning any Takeover Proposal, other than the transactions contemplated hereby and by the Merger Agreement. Each such Stockholder shall immediately request that any Person that has received directly or indirectly from such Stockholder any confidential information involving the Company or any of its Subsidiaries return all copies thereof to the Company and shall, and shall cause its Subsidiaries, officers, employees, representatives, agents and Affiliates to, terminate all discussions or negotiations with any Person with respect to any Takeover Proposal. Each such Stockholder will notify Parent immediately of any inquiries or proposals with respect to any such transaction that are received by, or any such negotiations or discussions of which it is aware that are sought to be initiated with, such Stockholder or any of its Affiliates or the Company or any of its Subsidiaries, will advise Parent of the identity of any Person making any such Takeover Proposal and of the terms thereof and shall keep Parent apprised with respect to all matters relating thereto.

          Section 2. Rule 145; Pooling Letter. Each Stockholder is on the date hereof executing, and shall cause each of its controlled Affiliates identified as Affiliates of the Company on the Company's letter referred to in Section 5.10 of the Merger Agreement to execute by the thirtieth day prior to the Effective Time, a written agreement in the form attached as Exhibit 5.10 to the Merger Agreement (relating to compliance with Rule 145 and pooling rules).

          Section 3. Tax Representations. Each Stockholder shall deliver to Parent's counsel and the Company's counsel, if so requested by such counsel, respectively, a certificate setting forth such representations as are customary in transactions such as the Merger in connection with the opinions contemplated by Sections 6.2(d) and 6.3(c) of the Merger Agreement.

          Section 4. Covenant Not to Compete. Each Stockholder agrees that, commencing at the Effective Time and continuing until the third anniversary of the Effective Time (the "Covenant Period"), he shall not directly or indirectly carry on or participate in the design, manufacture or marketing of electronic test tools (any such activities being referred to herein as "Company Business") or in any business similar to or in competition with the Company Business, as conducted by the Company on the date hereof in any country in which the Company operates. Without limiting the forgoing, each Stockholder shall not:
(i) whether or not for compensation, directly or indirectly engage in any Company Business, or assist or advise any other Person in such Person's conduct of any Company Business, whether as a director, officer, employee, consultant, adviser, independent contractor or otherwise; (ii) own any interest in any Person that is engaged in any Company Business, whether as an owner, investor, partner, creditor, joint venturer or otherwise (except for passive investments of up to two percent (2%) of the outstanding securities of any publicly traded reporting corporation); (iii) lend or allow his name or reputation to be used in or to promote any Company Business, other than for the benefit Parent and its Affiliates (including the Company); or (iv) solicit, divert or attempt to divert from Parent and its Affiliates any business constituting, or any customer of, or any supplier of, any part of the Company Business then conducted by the Company, Parent or any of their Affiliates.

          Section 5. Covenant Not to Solicit. In addition to the foregoing, each Stockholder further agrees that he shall not, during the Covenant Period, induce or attempt to induce any Person (i) engaged or employed currently or within the prior 12 months (whether part-time or full-time) by the Company or any of its Affiliates to leave the employ of or engagement with the Company, or its Affiliates, as the case may be, or to cease providing the services to or on behalf of the Company or its Affiliates, as the case may be, then provided by such Person, or in any other manner seek to engage, employ or contract for the services of, any such Person (whether or not for compensation) in any capacity, or
(ii) that is then or has been within the prior 12 months a customer or supplier with respect to any Company Business to do business with any other Person or to interfere, in any way, directly or indirectly, with the business relationship between the Company or any of its Affiliates and any such customer.

          Section 6. Representations as to Stock Ownership. Each Stockholder, as to such Stockholder, represents and warrants to Parent that Schedule I hereto sets forth, opposite such Stockholder's name, the number and type of Shares or other securities of the Company of which such Stockholder is the record or beneficial owner. Such Stockholder is the lawful owner of such Shares, free and clear of all liens, charges, encumbrances, voting agreements and commitments of every kind, except as may be disclosed on Schedule I. The Partnership is, and shall remain through the Effective Time, under the common control of the Stockholders for purposes of the Stockholders' obligations herein set forth, and no other person has or shares voting or investment power (determined in accordance with Rule 13d-3 under the Exchange Act) with respect to the Partnership or the Shares owned by it.

          Section 7. Effectiveness and Termination. In the event the Merger Agreement is terminated in accordance with its terms, this Agreement shall automatically terminate and be of no further force or effect; provided, however, that if this Merger Agreement is terminated under circumstances in which a Termination Fee shall be payable under
Section 5.8 of the Merger Agreement, then this Agreement shall only terminate upon the payment in full by the Company of all amounts payable pursuant to said Section 5.8. Upon such termination, except for any rights any party may have in respect of any breach by any other party of its obligations hereunder, none of the parties hereto shall have any further obligation or liability hereunder.

          Section 8.   Miscellaneous.

          (a) Notices, Etc. All notices, requests, demands or other communications required by or otherwise with respect to this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally (by courier service or otherwise) or when delivered by telecopy (with receipt acknowledged), to Parent at Danaher Corporation, 1250 24th Street, N.W., Suite 800, Washington, D.C. 20037 , or to any Stockholder at his address set forth in the records of the Company, or to such other address as any such party shall have designated by notice so given to each other party.

          (b) Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated except by an instrument in writing signed by each party hereto. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

          (c) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Any transfer of Shares notwithstanding, the transferor shall remain liable for the performance of all obligations under this Agreement of transferor.

          (d) Entire Agreement. This Agreement (together with the Merger Agreement and the other agreements and documents expressly contemplated hereby and thereby) embodies the entire agreement and understanding among the parties relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. There are no representations, warranties or covenants by the parties hereto relating to such subject matter other than those expressly set forth in this Agreement and the Merger Agreement.

          (e) Severability. If any term of this Agreement or the application thereof to any party or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such term to the other parties or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by applicable law, provided that, in such event, the parties shall negotiate in good faith in an attempt to agree to another provision (in lieu of the term or application held to be invalid or unenforceable) that will be valid and enforceable and will carry out the parties' intentions hereunder.

          (f) Specific Performance. The parties acknowledge that money damages are not an adequate remedy for violations of this Agreement and that any party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief or any requirement for a bond. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

          (g) Governing Law; Jurisdiction. This Agreement and all disputes hereunder shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to principles of conflicts of law. Each party hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery in the State of Delaware or the United States District Court of Delaware in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this paragraph (g) and shall not be deemed to be a general submission to the jurisdiction of said Courts or in the State of Delaware other than for such purposes. Each party hereto hereby waives any right to a trial by jury in connection with any such action, suit or proceeding.

          (h)   Name, Captions, Gender.  The name assigned this
Agreement and the section captions used herein are for convenience of reference only and shall not affect the interpretation or construction hereof. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms.

          (i) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, the parties hereto.
          IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                            DANAHER CORPORATION


                            By:/S/ PATRICK W. ALLENDER

                            /S/ WILLIAM G. PARZYBOK, JR.
                            Bill Parzybok

                            /S/ DAVID E. KATRI
                            David E. Katri

                            /S/ ELIZABETH J. HUEBNER
                            Liz Huebner

                            /S/ DOUGLAS G. MCKNIGHT
                            Doug McKnight

                            /S/ GEORGE WINN
                            George Winn



                            Schedule I
                          SHARE OWNERSHIP

Name of Shareholder               Shares Owned Beneficially

                               Shares                    Options

Bill Parzybok                  22,173                    537,000

David E. Katri                 14,846                    178,200

Liz Huebner                     4,135                    102,000

Doug McKnight                  10,540                    118,600

George Winn                     5,696                    182,350


              Total            57,390                  1,118,150




FOR IMMEDIATE RELEASE         Contact:  Patrick W. Allender
                                        Chief Financial Officer
                                        Danaher Corporation
                                        (202) 828-0850

                                        Elizabeth J. Huebner
                                        Chief Financial Officer
                                        Fluke Corporation
                                        (425) 356-5664
                                        or
                                        Gary Ball
                                        Manager, Investor Relations
                                        and Public Affairs
                                        (425) 356-5262


           DANAHER CORPORATION SIGNS DEFINITIVE MERGER AGREEMENT
                           WITH FLUKE CORPORATION

Washington, D.C., and Everett, Washington, April 27, 1998 -- Danaher Corporation (NYSE: DHR) and Fluke Corporation (NYSE: FLK) announced today that they have entered into a definitive merger agreement pursuant to which the companies will merge. According to the agreement, Fluke shareholders will receive .4524 shares of Danaher stock for each share of Fluke. The transaction is valued at approximately $33.39 per share to Fluke shareholders or approximately $625 million, based on Danaher's April 24, 1998 closing price. The transaction is also expected to be tax-free to Fluke shareholders.

The transaction, which will be accounted for as a pooling of interests, is subject to customary regulatory review and approval by Fluke shareholders. The Boards of Directors of both corporations have approved the agreement and Fluke has received a fairness opinion from Salomon Smith Barney, its financial advisor.

In connection with the execution of the merger agreement, Danaher has entered into an agreement with certain shareholders of Fluke, who collectively hold approximately 11% of the outstanding shares of Fluke common stock. The agreement also provides for each of these shareholders' to vote for and otherwise support the transaction. Additionally, Fluke and Danaher have entered into a stock option agreement whereby Fluke has granted Danaher an irrevocable option to purchase up to 19.9% of Fluke's issued and outstanding shares of common stock at $34 per share.

George M. Sherman, Danaher's President and Chief Executive Officer, stated, "We are very excited about the combination of our two companies. With its premier brand, experienced management team, reputation for superior quality and innovation, and global presence, Fluke represents a very attractive strategic fit with Danaher. We expect the transaction to be accretive to earnings per share."

William G. Parzybok, Jr., Fluke's Chairman and Chief Executive Officer, stated, "We believe this transaction is very positive for Fluke shareholders, employees and customers. We are excited to be part of Danaher and see many strategic advantages as a result of this transaction."

Fluke Corporation, with annual revenues of approximately $430 million, is a leading worldwide manufacturer of compact, professional electronic test tools. Its products are used by technicians and engineers in installation, maintenance, service, manufacturing test and quality functions in a variety of industries throughout the world. Fluke, founded in 1948, has approximately 2,500 employees worldwide and distributes its products in over 100 countries. The company's worldwide headquarters are in Everett, Washington, USA, with European sales and service headquarters located in Eindhoven, The Netherlands. (http://www.fluke.com)

Danaher Corporation is a leading manufacturer of Process/Environmental Controls and Tools and Components. (http://www.danaher.com)